UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM SB-2

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ----------------------

                           HALLS CREEK PARTNERS INC.
                    P.O. Box 2370, Alvin, Texas, USA 77512

                (Name of small business issuer in its charter)


       Nevada                 5961              76-0616464
      (State or        (Primary Standard     (I.R.S. Employer
   jurisdiction of         Industrial      Identification No.)
  incorporation or       Classification
    organization)         Code Number)

                        ------------------------------

                              2400 Loop 35 #1502
                              Alvin TX 77512-2370
                                 281-331-5580
         (Address and telephone number of principal executive offices)



      Agent for Service                 With a copy to:
   J.P. Beehner, President            Shoss & Associates
  Halls Creek Partners Inc.           Roger L.Shoss, Esq.
        P.O. Box 2370              700 Louisiana, Suite 4260
   Alvin, Texas 77512-2370           Houston TX 77002-2732
        (281 )331-5580                  (713) 225-0502


                Approximate date of proposed sale to the public
As soon as practicable after the effective date of this Registration Statement


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) unde the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]


                        CALCULATION OF REGISTRATION FEE

                                  Proposed   Proposed
                      Amount      Maximum    Maximum     Amount
Title of each class   to be       Offering   Aggregate   of
of securities to be   registered  Price      Offering    Registration
registered                        Per Unit   Price       Fee

Class A Common Stock  4,000,000   $0.01      $40,000     $10.56




Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration  statement shall thereafter become effective in  accordance  with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


PART I  INFORMATION REQUIRED IN PROSPECTUS

+++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

+     We will amend or complete the information in this prospectus. The information in this +
+     prospectus is not complete and may be changed. We may not sell these
securities until    +
+     the registration statement filed with the Securities and Exchange
Commission is effective. +
+     This prospectus is not an offer to sell these securities and it is not
soliciting an offer to buy    +
+     these securities in any state where the offer or sale is not permitted.
+
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PRELIMINARY PROSPECTUS DATED: ____________, 2000



                           HALLS CREEK PARTNERS INC.
                                 P.O. Box 2370
                            Alvin, Texas 77512-2370
                                (281) 331-5580


        4,000,000 Shares of Common Stock to be offered by the Company.


This is the initial public offering of common stock of Halls Creek Partners Inc., and no public market currently exists for shares of Halls Creek Partners Inc.s common stock. The initial public offering price is $0.01 per share of common stock. The offering is on a best effortsno minimum basis. There is no date certain for closing the offering, no minimum purchase requirement, and no arrangement to place funds in an escrow, trust, or similar account.

This is not an underwritten offering, and Halls Creek Partners Inc.s stock is not listed on any national securities exchange or the Nasdaq Stock Market. The Company intends to apply to have its shares traded on the OTC bulletin board under the symbol: HCPI

                 THIS OFFERING INVOLVES A HIGH DEGREE OF RISK
                  SEE RISK FACTORS WHICH BEGINS ON PAGE    7

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this document. The Company has not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.
                               TABLE OF CONTENTS

Item 1. FRONT OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER OF PROSPECTUS.

Item 2. INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS.


FORM SB-2 1

CALCULATION OF REGISTRATION FEE       2

PROSPECTUS SUMMARY                    7

RISK FACTORS                          8

USE OF PROCEEDS                       21

DETERMINATION OF OFFERING PRICE       21

SELLING SECURITY HOLDERS              22

PLAN OF DISTRIBUTION                  22

LEGAL PROCEEDINGS                     22

DIRECTORS AND EXECUTIVE OFFICERS      22

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT      23

DESCRIPTION OF SECURITIES             24

INTEREST OF NAMED EXPERTS AND
COUNSEL                               25

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES                           25

DESCRIPTION OF BUSINESS               25

MANAGEMENT DISCUSSION AND ANALYSIS
OF PLAN OF OPERATION                  36

Results of Operations                 36

DESCRIPTION OF PROPERTY               37

CERTAIN RELATIONSHIPS AND RELATED
TRANSACTIONS                          37

MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS           37

EXECUTIVE COMPENSATION                38

FINANCIAL STATEMENTS                  39

RECENT SALE OF UNREGISTERED
SECURITIES                            40

EXHIBITS                              40

POST-AMENDMENT FILINGS                41








                              PART I--PROSPECTUS

PROSPECTUS SUMMARY

The following summary is qualified in its entirety and should be read in conjunction with the more detailed information and the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

Halls Creek Partner Inc. (the Company) was incorporated under the laws of the State of Nevada on August 18, 1999 and is in the early developmental and promotional stages of its business. To date, the Companys only activities have been organizational, directed at raising its initial capital and developing its business plan. The Company has not commenced operations. The Company has no full time employees and owns no real estate. Under its corporate charter, the Company may engage in any activity for which corporations may be organized under the General Corporation Law of the State of Nevada. Currently the sole asset of the Company is a License Agreement between it and David R. Mortenson & Associates (Exhibit 1.0) under which the Company has the right to market vitamins, minerals and nutritional supplements available through a third-party companys, Vitamineralherb.com Corp., web site, in an area of all of the state of Indiana and the Illinois counties of Will, Kankakee, Iroquois and Vermilion.

The primary objective of the business is designed to market high-quality, low-cost vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients.

In a License Agreement with David R. Mortenson & Associates, Halls Creek Partners Inc. acquired the exclusive right to distribute Vitamineralherb.com products to health and fitness professionals for sale to their customers in the licensed territory via the Internet. Halls Creek Partners Inc. goal in becoming a Vitamineralherb.com licensee is to eliminate the need to develop products, store inventory, build and maintain a web-site, establish banking liaisons, and develop a fulfillment system, thereby enabling Halls Creek Partners Inc. to focus strictly on marketing and sales. All sales are conducted over the Internet through Vitamineralherb.coms website. Health and fitness professionals may order a variety of products, and may have the products custom-labeled. Products are shipped directly to the client. Halls Creek Partners Inc. and Vitamineralherb.com share the profit on product sales.

Background on the Manufacturer and Distributor

On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc., a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing Inc. is a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations. In addition to a line of standard products, International Formulation and Manufacturing Inc. is able to manufacture custom blended products for customers, and to supply privately labeled products for Halls Creek Partners Inc.s customers at a minimal added cost.

Market Opportunity

The vitamins, supplements and minerals market is projected to grow as the baby boomer population becomes increasingly concerned with aging and disease, preventative health care and natural products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. For additional information, see Description of Business--Industry Background.

Name, Address, and Telephone Number of Registrant

                           Halls Creek Partners Inc.
                                 P.O. Box 2370
                            Alvin, Texas, USA 77512
                                (281) 331-5580


                                 RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Halls Creek Partners Inc. Investing in Halls Creek Partners Inc.s common stock involves a high degree of risk. Any of the following risks could adversely affect Halls Creek Partners Inc.s business, financial condition and results of operations and could result in a complete loss of your investment.

The Companys future success depends on a number of factors, many of which are beyond the Companys control. These factors include the costs associated with new customer acquisition, customer retention, capital expenditures and other costs relating to expansion of operations, the timing of new product and service announcements, changes in the Companys pricing policies and those of its competitors, market acceptance of new and enhanced versions of the Companys policies and those of its competitors, market acceptance of new and enhanced versions of the Companys products and services, changes in operating expenses, changes in the Companys strategy, personnel changes, the introduction of alternative technologies, the effect of potential acquisitions, increased competition in the Companys current and prospective markets and other general economic factors.

The Companys operating results, cash flows and liquidity may fluctuate significantly in the Future. The Companys revenues depend on its ability to attract and retain customers. The Companys expense levels will be based, in part, on its expectations as to future revenues. Furthermore, the Companys operations often require up front expenses, but could result in trailing revenues. To the extent that revenues are below depend on its ability to attract and retain customers. The Companys expense levels will be based, in part, on its expectations as to future revenues. Furthermore, the Companys operations often require up front expenses, but could result in trailing revenues. To the extent that revenues are below expectations, the Company may be unable or unwilling to reduce expenses proportionately, and operating results, cash flow and liquidity are likely to be adversely affected. To remain competitive from a pricing standpoint, the Company may not be able to increase prices to match increasing expenses and therefore, could experience deteriorating profit margins or losses.

The Company is a new company in a new volatile industry. The Company expects to encounter difficulties as an early stage company in the rapidly evolving online commerce industry. The Companys business strategy is unproven, and it may not be successful in addressing early stage challenges, such as establishing its position in the market and expanding its online presence and capabilities. The Company was organized on August 18, 1999. Since the company has a limited operating history, it is impossible to determine whether its operations will be profitable or that it will ever generate sufficient revenues to meet its expenses and support its activities. Like any relatively new business enterprise operating in a specialized and intensely competitive market, the Company is subject to many business risks, which include, but are not limited to, unforeseen marketing and promotional expenses, unforeseen negative publicity, competition, product liability and lack of operating experience. Many of the risks may be unforeseeable or beyond the control of the Company. There can be no assurance that the Company will successfully implement its business plan in a timely or effective manner, or that management of the Company will be able to distribute and sell enough products to generate sufficient revenues and continues as a going concern. See Managements Discussion and Analysis of Plan of Operations and Financial Statements.

Potential Investors Should Not Rely on Forward-Looking Statements Because They Are Inherently Uncertain.

Potential investors should not rely on forward-looking statements in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Words are used such as anticipates, believes, plans, expects, future, intends and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus. Halls Creek Partners Inc.s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Halls Creek Partners Inc. as described in Risk Factors and elsewhere in this prospectus.

Risks Related to Halls Creek Partners Inc.s Business

Halls Creek Partners Inc.s success is dependent on a number of factors that should be considered by prospective investors. Halls Creek Partners Inc. has only recently acquired its principal asset. It is a new company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Halls Creek Partners Inc. will provide a return on investment in the future.

Halls Creek Partners Inc. is in Its Earliest Stages of Development and May Never Become Profitable.

Halls Creek Partners Inc. is in the extreme early stages of development and could fail before implementing its business plan. It must be regarded as a start up venture that will incur net losses for the foreseeable future. Halls Creek Partners Inc. has no operating history or revenues from operations, and it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable. Halls Creek Partners Inc.s success is dependent on a number of factors that should be considered by prospective investors. Halls Creek Partners Inc. has only recently acquired its principal asset. It is a relatively young company and has no history of earnings or profit and there is no assurance that it will operate profitably in the future. As such, there is no assurance that Halls Creek Partners Inc. will provide a return on investment in the future.

Halls Creek Partners Inc. Has No Operating History and Financial Results Are Uncertain

Halls Creek Partners Inc. is a young company with no history of earnings or profit and there is no assurance that it will operate profitably in the future. Halls Creek Partners Inc. faces all the risks of a new business. As a result of Halls Creek Partners Inc.s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Its revenue and income potential is unproven and its business model is still emerging. As such, there is no assurance that Halls Creek Partners Inc. will provide a return on investment in the future. An investor in Halls Creek Partners Inc.s common stock must consider the challenges, risks and uncertainties frequently encountered by early-stage companies using new and unproven business models in new and rapidly evolving markets. These challenges include the Companys ability to:

  .   execute on Halls Creek Partners Inc.s business model;

  .   create brand recognition;

  .   manage growth in Halls Creek Partners Inc.s operations;

  .   create a customer base cost-effectively;

  .   retain customers;

  .   access additional capital when required;

  .   attract and retain key personnel.

Halls Creek Partners Inc. cannot be certain that its business model will be successful or that it will successfully address these and other challenges, risks and uncertainties. Consumers of vitamins, supplements, minerals and other similar products may not purchase products from our site, which would reduce our revenues and prevent us from becoming profitable.

Halls   Creek   Partners  Inc.  May  Lose  Its  Vitamineralherb   License   if
Vitamineralherb.com Defaults Under Its Agreement with Its Supplier

Vitamineralherb.com, through David R. Mortenson & Associates, granted the distribution license to Halls Creek Partners Inc. based on Vitamineralherb.coms Manufacturing Agreement with International Formulation and Manufacturing Inc. If Vitamineralherb.com defaults under its agreement with International Formulation and Manufacturing Inc., it could lose access to its manufacturing source, and the rights granted to Halls Creek Partners Inc. would become meaningless. Similarly, any dispute between International Formulation and Manufacturing Inc. and Vitamineralherb.com (or their successors) could impair Halls Creek Partners Inc.s ability to fully exploit its license rights. Any termination or impairment of Halls Creek Partners Inc.s license rights due to circumstances under the control of International Formulation and Manufacturing Inc., Vitamineralherb.com or others with an interest in the products, could prevent Halls Creek Partners Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock.

Dependence on Use of the Internet for Commerce

If use of the Internet and growth of the market for online vitamins, supplements, minerals and other similar products do not continue, Halls Creek Partners Inc. may not achieve the critical mass of customers necessary for sustaining revenues and achieving profitable operations. Halls Creek Partners Inc.s future revenues and profits, if any, substantially depend upon the widespread acceptance and use of the Internet as an effective medium of business by target consumers. Rapid growth in the use of and interest in the Internet has occurred only recently. As a result, acceptance and use may not continue to develop at historical rates, and a sufficiently broad base of consumers may not use the Internet and other online services as a medium of commerce. Further, the online market for such products is in its infancy, and is significantly less developed than the online market for books, auctions, music, software and numerous other consumer products. Even if use of the Internet and electronic commerce continues to increase, the rate of growth, if any, of the online vitamins, supplements, minerals and other similar products market could be significantly less than the online market for other products. Halls Creek Partners Inc.s rate of revenue growth and prospects for profitability could therefore be significantly less than that of other online merchants.



Dependence on the Internet and Computer Technology

The market for Internet access is characterized by rapidly changing technology, evolving industry standards, changes in users needs and frequent new service introductions. Halls Creek Partners Inc.s future success will depend, in part, on Vitamineralherb.coms use of leading technologies to provide seamless access to and services through its Website. There can be no assurance that Vitamineralherb.com will be successful in using new technologies effectively, developing new services or enhancing existing services on a timely basis.

Halls Creek Partners Inc.s success also depends on continued use and expansion of the Internet. The Internet infrastructure may not be able to support the demands placed on it by continued growth. The growth in volume of Internet traffic may create instabilities in its structure such as shortages in Internet addresses and overworked search engines. Such instabilities may have an adverse affect on Halls Creek Partners Inc.s operations and business if they are not addressed. The Internet could also lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of Internet activity, security, reliability, cost, ease of use, accessibility, and quality of service. Vitamineralherb.coms network infrastructure may be vulnerable to computer viruses, hacking or similar disruptive problems caused by users, other connected Internet sites, the interconnecting networks and the various telephone networks. Computer viruses or problems caused by third parties could lead to interruptions, delays or cessation in service to Halls Creek Partners Inc.

The Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. Halls Creek Partners Inc.s success will depend, in large part, upon third parties maintaining the Internet infrastructure to provide a reliable network backbone with the speed, data capacity, security and hardware necessary for reliable Internet access and services.

Dependence on Telecommunications Carriers and Other Suppliers

Halls Creek Partners Inc. will rely on Vitamineralherb.coms providers such as the local telephone companies and other companies to provide data-communications via local telecommunications lines and leased long-distance lines. The means of ordering and paying for products may be disrupted or
eliminated   if  Vitamineralherb.com  experiences  disruptions   or   capacity
constraints in its telecommunications services. There may be no means of replacing these services on a timely basis or at all.

In addition, the inability or unwillingness of any third-party to provide point of presence access to Halls Creek Partners Inc. or its inability to secure alternative point of presence arrangements could significantly limit its ability to service its existing customers and could limit its ability to expand to new markets, which could, in turn, have a material adverse effect on its business, financial condition and results of operations.

Profitability

Existing or future legislation could limit growth in use of the Internet, which would curtail Halls Creek Partners Inc.s revenue growth. Statutes and regulations directly applicable to Internet communications, commerce and advertising are becoming more prevalent. The law remains largely unsettled, however, even in areas where there has been legislative action. It may take years to determine whether and how existing laws governing intellectual property, privacy, libel and taxation apply to the Internet, electronic commerce and online advertising. In addition, the growth and development of electronic commerce may prompt calls for more stringent consumer protection laws in the United States, Canada and abroad. It is possible that jurisdictions may seek to impose sales tax collection obligations on Halls Creek Partners Inc. If one or more states or any foreign country successfully asserts that Halls Creek Partners Inc. should collect sales or other taxes on the sale of its products, it could also prevent Halls Creek Partners Inc.s business from growing or expose it to unanticipated liabilities.

Any new regulation or taxation of Internet commerce could damage Halls Creek Partners Inc.s business, affect the profitability and perhaps the viability of its business plan, and cause the price of its common stock to decline. Such regulation or taxation could prove to be burdensome, and impose significant additional costs on Halls Creek Partners Inc.s business or subject it to additional liabilities. As Internet commerce continues to evolve, increasing regulation by federal, state, or foreign agencies becomes more likely. Such regulation is likely in the areas of user privacy, pricing, content, and quality of products and services. Taxation of Internet use or other charges imposed by government agencies or by private organizations for accessing the Internet, may also be imposed. Laws and regulations applying to the solicitation, collection, or processing of personal or consumer information could limit Halls Creek Partners Inc.s activities. In addition, any regulation imposing fees for Internet use could result in a decline in the use of the Internet and the viability of Internet commerce, which could have a material adverse effect on Halls Creek Partners Inc.s business, results of operations, and financial condition.

Government Regulation of Products Could Adversely Affect Viability of Dietary Supplements

U.S. federal, state and local government regulations may also restrict Halls Creek Partners Inc.s products. The manufacture, packaging, labeling, advertising, promotion, distribution and sale of Halls Creek Partners Inc.s products are subject to regulation by numerous governmental agencies, the most active of which is the U.S. Food and Drug Administration, which regulates Halls Creek Partners Inc.s products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. Halls Creek Partners Inc.s products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Advertising and other forms of promotion and methods of marketing of Halls Creek Partners Inc.s products are subject to regulation by the U.S. Federal Trade Commission, which regulates these activities under the Federal Trade Commission Act. The manufacture, labeling and advertising of Halls Creek Partners Inc.s products are also regulated by various state and local agencies as well as those of each foreign country to which it distributes its products.

Halls Creek Partners Inc. cannot be certain that its attempts, or those of its suppliers, to comply with laws and regulations in this area are or will be deemed sufficient by the appropriate regulatory agencies. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of Halls Creek Partners Inc.s products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against Halls Creek Partners Inc., it could cause an immediate decrease in its revenues, cause it to incur significant additional expenses and result in a decrease in its stock price. Halls Creek Partners Inc.s efforts to comply with existing laws and regulations may be costly, may force it to change its selling strategy and may not be successful. Halls Creek Partners Inc. cannot promise that it will be able to comply with any existing or future laws, regulations, interpretations or applications without incurring significant costs or adjusting its business model. A more detailed discussion of the government regulations affecting Halls Creek Partners Inc.s business is included in this prospectus under the heading Description of BusinessRegulatory Environment.

Overlapping  Management  and  Boards Of Directors  Could  Cause  Conflicts  of
Interest

The Companys secretary/treasurer, Dorothy Mortenson, is also the wife of David
R. Mortenson, the principal in David R. Mortenson & Associates, and thus has a financial interest in David R. Mortenson & Associates. Vitamineralherb.com Corp. granted a license to David R. Mortenson & Associates to market vitamins, minerals and nutritional supplements under the Vitamineralherb label and with the Vitamineralherb.com website. David R. Mortenson & Associates subsequently granted a sublicense to the Company to market these products within the state of Indiana and in certain counties in Illinois. Disagreements among the entities involved may significantly impact the Companys ability to do business and the management of the Company may find itself in a conflict of interest. There is no provision in the Companys corporate charter or its bylaws for officers or directors with a conflict of interest to step down or abstain from decision-making in the event of a conflict of interest.

The Company Relies on Certain Key Personnel

The Company relies on Mr. J.P. Beehner and Ms. Dorothy A. Mortenson, who are both officers and directors of the Company. Although each individual has a large share position in the Company, neither is receiving a salary nor has an employment agreement with the Company. The Company does not expect either party to devote their full time efforts to it, but there is no agreement on how much time either Mr. Beehner or Ms. Mortenson will devote to the Company. Each may spend a majority of their time on other business ventures. The loss of the services of Mr. Beehner or Ms. Mortenson and/or the failure to recruit and retain qualified managers may result in an adverse impact on the development of the Companys business. The Company has not obtained any key-man life insurance on either Mr. Beehner or Ms. Mortenson.

Product Liability

Halls Creek Partners Inc., like other retailers, distributors and manufacturers of dietary supplements designed for human consumption, faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury. Halls Creek Partners Inc. may be subjected to various product liability claims, including, among others, that its products include inadequate instructions for use or inadequate warnings concerning possible side effects and interactions with other substances. Halls Creek Partners Inc. relies on third party manufacturers for its products.
Halls Creek Partners Inc. has no product liability insurance coverage. Although Vitamineralherb.com warrants the products and provides indemnification to Halls Creek Partners Inc. for losses, claims, and expenses arising from a breach of the product warranties, any such indemnification is limited by its terms and, as a practical matter, is limited to the creditworthiness of the indemnifying party. In the event that Halls Creek Partners Inc. does not have adequate indemnification, product liabilities relating to its products could have a material adverse effect on its business, financial condition and results of operations.

 Effect of Unfavorable Publicity

Halls Creek Partners Inc. believes the dietary supplement market is affected by national media attention regarding the consumption of dietary supplements. Future scientific research or publicity may not be favorable to the dietary supplement industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of Halls Creek Partners Inc.s dependence on consumers perceptions, adverse publicity associated with illness or other adverse effects resulting from the consumption of its products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research could have a material adverse effect on Halls Creek Partners Inc.s business, financial condition and results of operations. Halls Creek Partners Inc. is highly dependent upon consumers perceptions of the safety and quality of its products as well as dietary supplements distributed by other companies. Thus, the mere publication of reports asserting that such products may be harmful or questioning their efficacy could have a material adverse effect on Halls Creek Partners Inc.s business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.




Ability to Manage Growth

Halls Creek Partners Inc.s ability to manage growth depends in part upon its ability to develop and expand operating, management, information and financial systems, and production capacity, which may significantly increase its future operating expenses. No assurance can be given that Halls Creek Partners Inc.s business will grow in the future or that it will be able to effectively manage such growth. Halls Creek Partners Inc.s inability to manage its growth successfully could have a material adverse effect on its business, financial condition and results of operations.
Absence of Conclusive Clinical Studies

Although many of the ingredients in Halls Creek Partners Inc.s products are vitamins, minerals, herbs and other substances for which there is a long history of human consumption, some of its products contain ingredients for which no such history exists. In addition, although Halls Creek Partners Inc. believes all of its products are safe when taken as directed on the product labeling, there is little long-term experience with human consumption of certain of these product ingredients in concentrated form. Accordingly, there can be no assurance that Halls Creek Partners Inc.s products, even when used as directed, will have the effects intended or will not have harmful side effects. Any such unintended effects may result in adverse publicity or product liability claims which could have a material adverse effect on Halls Creek Partners Inc.s business, financial condition and results of operations.

Competition

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Halls Creek Partners Inc. expects competition to intensify in the future. If it fails to attract and retain a large customer base and its competitors establish a market position more prominent than Halls Creek Partners Inc., it could experience declines in its revenue and a loss of market share. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamins, supplements, minerals and alternative health products market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention. Halls Creek Partners Inc. competes with a variety of other companies, including traditional vitamins, supplements, minerals and alternative health product retailers, the online retail initiatives of several such traditional retailers and other
Vitamineralherb.com licensees. A more detailed discussion regarding the competition Halls Creek Partners Inc. faces is included in this prospectus under the heading Description of Business--Competition.

No Assurance of Future Industry Growth

There can be no assurance that the market is as large as reported in market data referred to in this prospectus or that such projected growth will occur or continue. Market data and projections such as those presented in this prospectus are inherently uncertain, subject to change and often dated. In addition, the underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond Halls Creek Partners Inc.s control. An adverse change in size or growth rate of the market for dietary supplements is likely to have a material adverse effect on Halls Creek Partners Inc.s business, financial condition and results of operations.

Potential Business Combinations Dilute Stockholder Value

Because Halls Creek Partners Inc. may not be successful in developing a viable market for Vitamineralherb.com products, its management will spend a significant portion of the time it devotes to evaluating other business opportunities that may be available to Halls Creek Partners Inc. In the event of a business combination, the ownership interests of holders of existing shares of Halls Creek Partners Inc.s stock will be diluted. Due to its limited financial resources, the only way Halls Creek Partners Inc. will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

Any asset acquisition or business combination would likely include the issuance of a significant amount of Halls Creek Partners Inc.s common stock, which would dilute the ownership interest of holders of existing shares, and may result in a majority of the voting power being transferred to new investors. Depending on the nature of the transaction, Halls Creek Partners Inc.s stockholders may not have an opportunity to vote on whether to approve it. For example, Halls Creek Partners Inc.s board of directors may decide to issue a significant amount of stock to effect a share exchange with another company. Such a transaction does not require shareholder approval, but Halls Creek Partners Inc.s officers and directors must exercise their powers in good faith and with a view to the interests of the corporation.

Potential Business Combinations Could Be Difficult to Integrate and Disrupt Business

Any acquisition of or business combination with another company could disrupt Halls Creek Partners Inc.s ongoing business, distract management and employees and increase its expenses. If Halls Creek Partners Inc. acquires a company, it could face difficulties in assimilating that companys personnel and operations. In addition, the key personnel of the acquired company may decide not to work for Halls Creek Partners Inc. Acquisitions also involve the need for integration into existing administration, services, marketing, and support efforts. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could limit Halls Creek Partners Inc.s profitability and decrease the value of its stock. In addition, Halls Creek Partners Inc.s liquidity and capital resources may be diminished prior to or as a result of consummation of a business combination and its capital may be further depleted by the operating losses (if any) of the business entity which Halls Creek Partners Inc. may eventually acquire.

Halls Creek Partners Inc. May Enter into New Line of Business Which Investors Could Not Evaluate

In the event of a business combination, acquisition, or change in shareholder control, Halls Creek Partners Inc. may enter into a new line of business which an investor did not anticipate and in which that investor may not want to participate. Halls Creek Partners Inc. may make investments in or acquire complementary products, technologies and businesses, or businesses completely unrelated to its current business plan. Similarly, an asset acquisition or business combination would likely include the issuance of a significant amount of Halls Creek Partners Inc.s common stock, which may result in a majority of the voting power being transferred to new investors. New investors may replace Halls Creek Partners Inc.s management. New management may decide not to continue to implement Halls Creek Partners Inc.s current business plan, and may decide to enter into a business completely unrelated to the current business plan which an investor did not anticipate and in which that investor may not want to participate. In such case, an investor could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Halls Creek Partners Inc.

Management Has Broad Discretion

The Companys management has broad discretion in it handling of the Companys affairs. While currently the Company is solely focused on the marketing of vitamins, minerals and nutritional supplements, the management of the Company may choose to enter into completely different types of business and/or abandon its current business. Investors may discover that the Company is engaged in a business, which the investor never intended to invest in. The Companys management may evaluates acquisition opportunities and, as a result, may engage in acquisition discussions, may conduct due diligence activities in connection with possible acquisitions, and where appropriate, may engage in acquisition negotiations. Any completed acquisition would involve numerous risks, including difficulties in assimilating operations, services, products and personnel of the acquired company, the diversion of the Companys managements attention from other business concerns, entry into markets in which the Company has little or no prior experience, the potential loss of key employees, and the Companys inability to maintain subscribers or good will of the acquired businesses. In order to grow the business, management may continue to acquire businesses that it believes are complementary or it may seek businesses in entirely unrelated fields. Successfully implementing this strategy depends on our managements ability to identify suitable acquisition candidates, acquire companies on acceptable terms, integrate their operations and technology successfully with the Companys, retain existing subscribers and maintain the goodwill of the acquired business. The Company is unable to predict whether or when any prospective acquisition candidate will become available, or the likelihood that any acquisition will be completed. There are not, as of the effective date, any pending acquisitions. There can be no assurance that the Company will be successful in implementing its growth strategy, and any failure could have a material adverse effect on the Companys business, financial condition and results of operations.

In addition, any such transaction could materially adversely affect the Companys operating results due to dilutive issuance of equity securities, the incurrence of additional debt and the amortization of expenses related to goodwill and other tangible assets, if any.

Halls Creek Partners Inc. May Need Additional Financing Which May Not Be Available, or Which May Dilute the Ownership Interests of Investors

Halls Creek Partners Inc.s ultimate success will depend on its ability to raise additional capital. No commitments to provide additional funds have been made by management or other shareholders. Halls Creek Partners Inc. has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to Halls Creek Partners Inc. If not available, Halls Creek Partners Inc.s operations would be severely limited, and it would be unable to implement its business plan.

Halls Creek Partners Inc. Common Stock Has No Prior Market, and Prices May Decline After the Offering

There is no public market for Halls Creek Partners Inc.s common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate its investment without considerable delay, if at all. The trading market price of Halls Creek Partners Inc.s common stock may decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Halls Creek Partners Inc.s common stock may not develop or be sustained. Factors such as those discussed in this Risk Factors section may have a significant impact on the market price of Halls Creek Partners Inc.s securities. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Halls Creek Partners Inc.s common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Halls Creek Partners Inc.s stock.

Investors May Face Significant Restrictions on the Resale of Halls Creek Partners Inc. Stock Due to State Blue Sky Laws

Because Halls Creek Partners Inc.s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Halls Creek Partners Inc.s securities. Each state has its own securities laws, often called blue sky laws, which limit sales of stock to a states residents unless the stock is registered in that state or qualifies for an exemption from registration, and govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state, or otherwise be exempt from registration. Halls Creek Partners Inc. does not know whether its stock will be registered under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for Halls Creek Partners Inc.s stock.

Accordingly, investors should consider the secondary market for Halls Creek Partners Inc.s securities to be a limited one. Investors may be unable to resell their stock, or may be unable to resell it without the significant expense of state registration or qualification.

Investors May Face Significant Restrictions on the Resale of Halls Creek Partners Inc. Stock Due to Federal Penny Stock Regulations

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate penny stocks. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-7 under the Securities and Exchange Act of 1934, as amended. Because Halls Creek Partners Inc.s securities may constitute a penny stock within the meaning of the rules, the rules would apply to Halls Creek Partners Inc. and its securities. The rules may further affect the ability of owners of Halls Creek Partners Inc.s shares to sell their securities in any market that may develop for them. There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers. The market among dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make. Because of large dealer spreads, investors may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all.

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

  . control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

  . manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

  . boiler room practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

  . excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

  . the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.


                                    GENERAL

                                   EMPLOYEES

The Company has no full time employees. The Companys president, Mr. Beehner, and its secretary/treasurer, Ms. Mortenson, have agreed to allocate a portion of their time to the activities of the Company, without compensation. They anticipate that the business plan of the Company can be implemented by their devoting no more than 80 hours per month to the business affairs of the Company and, consequently, conflicts of interest may arise with respect to the limited time commitment by each officer.

USE OF PROCEEDS

The net proceeds to Halls Creek Partners Inc. from the sale of the 4, 000,000 shares of common stock offered by Halls Creek Partners Inc. hereby at an assumed initial public offering price of $0.01 per share are estimated to be $40,000. Halls Creek Partners Inc. expects to use the net proceeds as follows:

PURPOSE               50% Subscription*    100% Subscription**

Organizational        $1,000               $1,000
Purposes

Feasibility of        $1,500               $4,000
License/Market
Research

Working Capital       $17,500              $35,000

*    Assumes sale of 50% of the stock being offered.
**   Assumes sale of 100% of the stock being offered.


Halls Creek Partners Inc. continually evaluates other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. Halls Creek Partners Inc. may use a portion of the proceeds for these purposes. Halls Creek Partners Inc. is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

Halls Creek Partners Inc. has not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, Halls Creek Partners Inc.s management will have significant flexibility in applying the net proceeds of the offering.

DETERMINATION OF OFFERING PRICE

Halls Creek Partners Inc. arbitrarily determined the price of the Units in this Offering. The offering price is not an indication of and is not based upon the actual value of Halls Creek Partners Inc. It bears no relationship to the book value, assets or earnings of Halls Creek Partners Inc. or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

SELLING SECURITY HOLDERS

There are no selling security holders.

PLAN OF DISTRIBUTION

Halls Creek Partners Inc. will sell a maximum of 4,000,000 shares of its common stock to the public on a best efforts basis. There can be no assurance that any of these shares will be sold. This is not an underwritten offering. Halls Creek Partners Inc. has not committed to keep the registration statement effective for any set period of time. The gross proceeds to Halls Creek
Partners Inc. will be $40,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Halls Creek Partners Inc., or any of its principals, to any person or firm in connection with solicitation of sales of the shares. No public market currently exists for shares of Halls Creek Partners Inc.s common stock. Halls Creek Partners Inc. intends to apply to have its shares traded on the OTC bulletin board under the symbol HCPI.

LEGAL PROCEEDINGS

Halls Creek Partners Inc. is not a party to any pending legal proceeding or litigation, and none of its property is the subject of a pending legal proceeding. Further, the officers and directors know of no legal proceedings against Halls Creek Partners Inc. or its property contemplated by any governmental authority.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of the Company:

Name                     Age             Position

J.P. Beehner             52              President, Director
Dorothy A. Mortenson     50              Secretary/Treasurer, Director

J.P.  Beehner  has  been  an officer and director of  the  Company  since  its incorporation in August, 1999. He has worked in business management and corporate accounting for over thirty years. His business background includes construction, insurance, manufacturing, real estate, retail, sales, service, and trucking companies.

Dorothy Mortenson has been an officer and director of the Company since its incorporation in August, 1999. She is a non-practicing accountant who works with her husband, David R. Mortenson of David R. Mortenson & Associates to develop strategic business plans for emerging growth companies. While living in Belize, Central America, she was responsible for setting up and implementing some of the first computerized accounting systems there.

The directors named above are elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreements. No employment agreements currently exist or are contemplated. There is no arrangement or understanding between the directors and officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Mr. Beehner and Ms. Mortenson will devote their time to the Companys affairs on an as needed basis. As a result, the actual amount of time which they will devote to the Companys affairs is unknown and is likely to vary substantially from month to month.

Ms. Mortenson may have conflicts of interest with the Company. Her husband is the president of Vitamineralherb.com Corp., a company which licenses rights to market its products to David R. Mortenson & Associates, which in turn sublicenses specific geographical marketing rights to the Company. Ms. Mortenson thus has interest in David R. Mortenson & Associates, and that partnership is operated principally by Ms. Mortensons husband, David R. Mortenson. Disagreements between the directors may significantly impact the Companys ability to do business. There is no provision in the Companys corporate charter or bylaws for officers or directors to step down or abstain from decision making in the event of a conflict of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2000, the Companys outstanding common stock owned of record or beneficially by each executive officer and director and by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Companys common stock, and the shareholdings of all executive officers and directors as a group.

  Name                         Shares Owned   Percentage of Shares
                                              Owned
  J.P. Beehner, President      1,250,000      5%
  3030 FM518 - # 221
  Pearland TX  77584
  Dorothy Mortenson            1,650,000 (1)  6 2/3%
  2400 Loop 35 - # 1502
  Alvin TX 77511
  All Executive Officers and   2900000        11 2/3%
  Directors as a Group
  (2 individuals)
(1) Dorothy Mortensons shares include 1,250,000 owned by her, 200,000 shares owned by her husband David R. Mortenson and 200,000 shares owned by her step-son Joshua J. Mortenson.

DESCRIPTION OF SECURITIES

The following description of the Companys capital stock is a summary of the material terms of the Companys capital stock. This summary is subject to and qualified in its entirety by the Companys articles of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the applicable provisions of Nevada law.

The Companys authorized capital consists of 25,000,000 shares of common stock, par value $.001 per share. Immediately prior to this offering, 4,500,000 shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of the Companys common stock.

Because the holders of shares of the Companys common stock do not have cumulative voting rights, the holders of more than 50% of the Companys outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the Companys directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefore, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of the Company, holders are entitled to receive, ratably, the net assets of the Company available to shareholders after payment of all creditors.

All of the issued and outstanding shares of common stock are duly authorized, validly issued, fully paid, and non-assessable. To the extent that additional shares of the Companys common stock are issued, the relative interests of existing shareholders may be diluted.

INTEREST OF NAMED EXPERTS AND COUNSEL

Neither Elliott Tulk Pryce Anderson nor Roger Shoss & Associates was employed on a contingent basis in connection with the registration or offering of the Companys common stock.

DISCLOSURE  OF  COMMISSION POSITION OF INDEMNIFICATION    FOR  SECURITIES  ACT
LIABILITIES

Halls  Creek  Partners  Inc.s  articles of incorporation,  filed  herewith  as
Exhibit 1.8, provide that it will indemnify its officers and directors to the full extent permitted by Nevada state law. Halls Creek Partners Inc. bylaws, filed herewith as Exhibit 1.9, provide that it will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a director or officer of Halls Creek Partners Inc. or is or was serving at the request of Halls Creek Partners Inc. as a director, officer, partner, trustee, employee, or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Halls Creek Partners Inc. pursuant to the forgoing provisions or otherwise, Halls
Creek Partners Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Halls Creek Partner Inc. (the Company) was incorporated under the laws of the State of Nevada on August 18, 1999 and is in the early developmental and promotional stages. To date, the Companys only activities have been organizational, directed at raising its initial capital and developing its business plan. The Company has not commenced operations. The Company has no full time employees and owns no real estate. Under its corporate charter, the Company may engage in any activity for which corporations may be organized under the General Corporation Law of the State of Nevada. The Company has not been subject to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation or asset purchase outside of the ordinary course of business.

The Company is in the business of marketing vitamins, minerals and nutritional supplements in an area defined as all of the state of Indiana and the Illinois counties of Will, Kankakee, Iroquois, and Vermilion. This activity will be carried out pursuant to a License Agreement with David R. Mortenson & Associates which is itself subject to a License Agreement between David R. Mortenson & Associates and Vitamineralherb.com Corp. The Company will take orders for products offered by Vitamineralherb.com and transmit them through Vitamineralherb.coms web site. Customers may also directly access Vitamineralherb.coms website; if such customers originate from the marketing area licensed to the Company they will be deemed the Companys customers. Vitamineralherb.com will collect an annual fee for the operation of its web site and ten percent of the gross of each sale. Vitamineralherb.com itself will not produce the products being marketed under its name and label. It has an arrangement with International Formulators and Manufacturers, Inc. to produce and label products for Vitamineralherb.com. Fulfillment of customer orders will be by third-party shippers directly from IFM to the customers.

Halls  Creek Partners Inc. has a three year license, dated February  14,  2000 filed herewith as Exhibit 1.0, to market and sell vitamins, minerals, nutritional supplements, and other health and fitness products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness professionals, school and other fund raising programs and other similar types of customers via the Internet for sale to their clients. The license will be automatically renewed unless Halls Creek Partners Inc. or David R. Mortenson & Associates gives the other notice of its intent not to renew.

As a licensee of David R. Mortenson & Associates, Halls Creek Partners Inc. eliminates the need to develop products, store inventory, build and maintain a website, establish banking liaisons, and develop a fulfillment system, thereby enabling Halls Creek Partners Inc. to focus strictly on marketing and sales. Halls Creek Partners Inc. plans to target health and fitness professionals in its licensed area who wish to offer health and fitness products to their customers.

Halls Creek Partners Inc. (and its customers) will have access to all products offered on the Vitamineralherb website, as well as the ability to order custom-formulated and custom-labeled products. Vitamineralherb.com sets the price for products based on the manufacturers price, plus a mark up which provides a 10% commission to Vitamineralherb.com and a profit for Halls Creek Partners Inc. Three different labeling options are available to customers: First, products may be ordered with the manufacturers standard label with no customization. Second, the fitness or health professional may customize the labels by adding its name, address, and phone number to the standard label. In most cases, these labels would be a standardized label with product information and a place on the label for the wording Distributed by. This gives these health and fitness professionals a competitive edge. Third, labels may be completely customized for the health or fitness professional.

When a fitness or health professional becomes a client, Halls Creek Partners Inc.s salesperson will show the client how to access the Vitamineralherb website. The client is assigned an identification number that identifies it by territory, salesperson, and business name, address, and other pertinent information. The health or fitness professional may then order the products it desires directly through the Vitamineralherb.com website, paying for the purchase with a credit card, electronic check (e-check), or debit card. All products are shipped by the manufacturer directly to the professional or its clients.

The website is maintained by Vitamineralherb.com, and each licensee pays an annual website maintenance fee of $500. All financial transactions are handled by Vitamineralherb.coms Internet clearing bank. The Vitamineralherb webmaster downloads e-mail orders several times a day, checks with clearing bank for payment and then submits the product order and electronic payment to International Formulation and Manufacturing. Vitamineralherb.com then forwards the money due Halls Creek Partners Inc.via electronic funds transfer. Vitamineralherbs software tracks all sales through the customers identification number, and at month end, e-mails to Halls Creek Partners Inc.and customer a detailed report including sales commissions. Vitamineralherb has indicated that it will use e-commerce advertising such as banner ads on major servers and websites, as well as trying to insure that all major search engines pick Vitamineralherb.com first. Sales originating from the website to customers located in the licensed area will automatically be assigned to Halls Creek Partners Inc.

As discussed in Risk Factors this is a competitive industry, with low barriers to entry. The Company has not yet gone beyond the developmental stage. The Company will be identified with the Vitamineralherb.com name and website and that third-partys ability to protect its intellectual property rights and its technological functionality is vital to the Companys viability. The nature of the products that the Company is marketing is such that the federal or state government may increase regulation. See Risk Factors for a more detailed discussion of these matters.

The  Company  currently has no full time employees.  It has two  officers  who
work  on an as-needed basis.   The Company does not have employment agreements
or key man insurance on these officers.

The Company has filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are a part of the registration statement. For further information, with respect to the Company and its common stock, see the registration statement and the exhibits and schedules thereto. Any document the Company files may be read and copied at the Commissions public reference rooms in Washington, D.C.; New York, New York; and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. The Companys filings with the Commission are also available to the public from the Commissions website at http://www.sec.gov.

Upon completion of this offering, the Company will become subject to the information and periodic reporting requirements of the Securities Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commissions public reference rooms, and the website of the Commission referred to above.

Background on the Manufacturer and Distributor

On June 9, 1999, Vitamineralherb.com entered into a manufacturing agreement with International Formulation and Manufacturing Inc. a nutraceuticals manufacturing firm, located in San Diego, California, USA. International Formulation and Manufacturing is a contract manufacturer of vitamin, mineral, nutritional supplement, and alternative health products for various marketing organizations; International Formulation and Manufacturing does no retail marketing. In addition to a line of standard products, International Formulation and Manufacturing is able to manufacture custom blended products for customers. International Formulation and Manufacturing also has the capability to supply privately labeled products for Halls Creek Partners Inc.s customers at a minimal added cost.

Industry Background

Growth of the Internet and electronic commerce. The Internet has become an increasingly significant medium for communication, information and commerce. According to NUA Internet Surveys, as of February 2000, there were approximately 275.5 million Internet users worldwide. At the IDC Internet Executive Forum held on September 28-29, 1999, IDC stated that in 1999 US $109 billion in purchases were impacted by the Internet. IDCs vice president, Sean Kaldor, indicated that figure is expected to increase more than ten-fold over the next five years to US $1.3 trillion in 2003, with $842 million completed directly over the Web. Halls Creek Partners Inc. believes that this dramatic growth presents significant opportunities for online retailers.

The vitamin, supplement, mineral and alternative health product market. In recent years, a growing awareness of vitamins, herbs, and other dietary supplements by the general public has created a whole new segment in the field of medicine and health care products. According to Jupiter Communications, online sales of such products are expected to be US $434 million in the year 2003, up from $1 million in 1998. Halls Creek Partners Inc. believes that several factors are driving this growth, including a rapidly growing segment of the population that is concerned with aging and disease, a growing interest in preventative health care, favorable consumer attitudes toward alternative health products and a favorable regulatory statute, the Dietary Supplement Health and Education Act of 1994.

Competition

The electronic commerce industry is new, rapidly evolving and intensely competitive, and Halls Creek Partners Inc. expects competition to intensify in the future. Barriers to entry are minimal and current and new competitors can launch sites at a relatively low cost. In addition, the vitamin, supplement, mineral and alternative health product market is very competitive and highly fragmented, with no clear dominant leader and increasing public and commercial attention.

Many of Halls Creek Partners Inc.s potential competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than Halls Creek Partners Inc. has. In addition, an online retailer may be acquired by, receive investments from, or enter into other commercial relationships with, larger, well-established and well-financed companies as use of the Internet and other electronic services increases. Competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to website and systems development than Halls Creek Partners Inc. does. Increased competition may result in reduced operating margins and loss of market share.

Halls Creek Partners Inc.s competitors can be divided into several groups including:

  . traditional vitamins, supplements, minerals and alternative health products retailers;

  . the online retail initiatives of several traditional vitamins, supplements, minerals and alternative health products retailers;

  . online retailers of pharmaceutical and other health-related products that also carry vitamins, supplements, minerals and alternative health products;

  . independent online retailers specializing in vitamins, supplements, minerals and alternative health products;

  . mail-order and catalog retailers of vitamins, supplements, minerals and alternative health products, some of which have already developed online retail outlets; and

  . direct sales organizations, retail drugstore chains, health food store merchants, mass market retail chains and various manufacturers of alternative health products.

Halls Creek Partners Inc. believes that the principal competitive factors in its market are:

  .  ability to attract and retain customers;

  .  breadth of product selection;

  .  product pricing;

  .  ability to customize products and labeling;

  .  quality and responsiveness of customer service.

Halls Creek Partners Inc. believes that it can compete favorably on these factors. However, Halls Creek Partners Inc. will have no control over how successful its competitors are in addressing these factors. In addition, with little difficulty, Halls Creek Partners Inc. online competitors can duplicate many of the products or services offered on the Vitamineralherb.com site.

Halls Creek Partners Inc. believes that traditional retailers of vitamins, supplements, minerals and other alternative health products face several challenges in succeeding:

  . Lack of convenience and personalized service. Traditional retailers have limited store hours and locations. Traditional retailers are also unable to provide consumers with product advice tailored to their particular situation..

  . Limited product assortment. The capital and real estate intensive nature of store-based retailers limit the product selection that can be economically offered in each store location.

  . Lack of Customer Loyalty. Although the larger traditional retailers often attract customers, many of these customers are only one-time users. People are often attractive to the name brands, but find the products too expensive. It is understood that these are quality products and have value, but the multilevel structure of marketing often employed by large retailers mandate high prices.

As a result of the foregoing limitations, Halls Creek Partners Inc.s believes there is significant unmet demand for an alternative shopping channel that can provide consumers of vitamins, supplements, minerals and other alternative health products with a broad array of products and a convenient and private shopping experience.

Halls Creek Partners Inc. hopes to attract and retain consumers through the following key attributes of its business:

   .   Broad Expandable Product Assortment. Halls Creek Partners Inc.s product selection is
     substantially larger than that offered by store-based retailers.

   .   Low  Product  Prices.  Product prices can be kept  low  due  to  volume purchases through
     Halls Creek Partners Inc.s affiliation with Vitamineralherb.com and other licensees.
     Product prices will also be lower due to



Halls Creek Partners Inc.s lack of need of inventory and warehouse space.  All
products   are  shipped  from  International  Formulation  and  Manufacturings inventory.

  . Accessibility to Customized Products. At minimal cost, health and fitness practitioners may offer their customers customized products.

  . Access to Personalized Programs. Health or fitness professional can tailor vitamin and dietary supplement regimes to their clients.

Regulatory Environment

The manufacturing, processing, formulating, packaging, labeling and advertising of the products Halls Creek Partners Inc. sells may be subject to regulation by one or more U.S. federal agencies, including the Food and Drug Administration, the Federal Trade Commission, the United States Department of Agriculture and the Environmental Protection Agency. These activities also may Be regulated by various agencies of the states, localities and foreign countries in which consumers reside.

The Food and Drug Administration, in particular, regulates the formulation, manufacture, labeling and distribution of foods, including dietary supplements, cosmetics and over-the- counter or homeopathic drugs. Under the Federal Food, Drug, and Cosmetic Act, the Food and Drug Administration may undertake enforcement actions against companies marketing unapproved drugs, or adulterated or misbranded products. The remedies available to the Food and Drug Administration include: criminal prosecution; an injunction to stop the sale of a companys products; seizure of products; adverse publicity; and voluntary recalls and labeling changes.

Food and Drug Administration regulations require that certain informational labeling be presented in a prescribed manner on all foods, drugs, dietary supplements and cosmetics. Specifically, the Food, Drug, and Cosmetic Act requires that food, including dietary supplements, drugs and cosmetics, not be misbranded. A product may be deemed an unapproved drug and misbranded if it bears improper claims or improper labeling. The Food and Drug Administration has indicated that promotional statements made about dietary supplements on a companys website may constitute labeling for purposes of compliance with the provisions of the Food, Drug, and Cosmetic Act. A manufacturer or distributor of dietary supplements must notify the Food and Drug Administration when it markets a product with labeling claims that the product has an effect on the structure or function of the body. Noncompliance with the Food, Drug, and Cosmetic Act, and recently enacted amendments to that Act discussed below, could result in enforcement action by the Food and Drug Administration.

The Food, Drug, and Cosmetic Act has been amended several times with respect to dietary supplements, most recently by the Nutrition Labeling and Education Act of 1990 and the Dietary Supplement Health and Education Act of 1994. The Dietary Supplement Health and Education Act created a new statutory framework governing the definition, regulation and labeling of dietary supplements. With respect to definition, the Dietary Supplement Health and Education Act created a new class of dietary supplements, consisting of vitamins, minerals, herbs, amino acids and other dietary substances for human use to supplement the diet, as well as concentrates, metabolites, extracts or combinations of such dietary ingredients. Generally, under the Dietary Supplement Health and Education Act, dietary ingredients that were on the market before October 15, 1994 may be sold without Food and Drug Administration pre-approval and without notifying the Food and Drug Administration. In contrast, a new dietary ingredient, i.e., one not on the market before October 15, 1994, requires proof that it has been used as an article of food without being chemically altered or evidence of a history of use or other evidence of safety establishing that it is reasonably expected to be safe. Retailers, in addition to dietary supplement manufacturers, are responsible for ensuring that the products they market for sale comply with these regulations. Noncompliance could result in enforcement action by the Food and Drug Administration, an injunction prohibiting the sale of products deemed to be noncompliant, the seizure of such products and criminal prosecution.

The Food and Drug Administration has indicated that claims or statements made on a companys website about dietary supplements may constitute labeling and thus be subject to regulation by the Food and Drug Administration. With respect to labeling, the Dietary Supplement Health and Education Act amends, for dietary supplements, the Nutrition Labeling and Education Act by providing that statements of nutritional support, also referred to as structure/function claims, may be used in dietary supplement labeling without Food and Drug Administration pre-approval, provided certain requirements are met. These statements may describe how particular dietary ingredients affect the structure or function of the body, or the mechanism of action by which a dietary ingredient may affect body structure or function, but may not state a drug claim, i.e., a claim that a dietary supplement will diagnose, mitigate, treat, cure or prevent a disease. A company making a statement of nutritional support must possess substantiating evidence for the statement, disclose on the label that the Food and Drug Administration has not reviewed the statement and that the product is not intended for use for a disease and notify the Food and Drug Administration of the statement within 30 days after its initial use. It is possible that the statements presented in connection with product descriptions on Halls Creek Partners Inc.s site may be determined by the Food and Drug Administration to be drug claims rather than acceptable statements of nutritional support. In addition, some of Halls Creek Partners Inc.s suppliers may incorporate objectionable statements directly in their product names or on their products labels, or otherwise fail to comply with applicable manufacturing, labeling and registration requirements for over-the-counter or homeopathic drugs or dietary supplements. As a result, Vitamineralherb.com may have to remove objectionable statements or products from its site or modify these statements, or product names or labels, in order to comply with Food and Drug Administration regulations. Such changes could interfere with Halls Creek Partners Inc.s marketing of products and could cause us to incur significant additional expenses.
In addition, the Dietary Supplement Health and Education Act allows the dissemination of third party literature in connection with the sale of dietary supplements to consumers at retail if the publication meets statutory requirements. Under the Dietary Supplement Health and Education Act, third party literature may be distributed if, among other things, it is not false or misleading, no particular manufacturer or brand of dietary supplement is promoted, a balanced view of available scientific information on the subject matter is presented and there is physical separation from dietary supplements in stores. The extent to which this provision may be used by online retailers is not yet clear, and Halls Creek Partners Inc. cannot assure you that all pieces of third party literature that may be disseminated in connection with the products Halls Creek Partners Inc. offers for sale will be determined to be lawful by the Food and Drug Administration. Any such failure could render the involved product an unapproved drug or a misbranded product, potentially subjecting us to enforcement action by the Food and Drug Administration, and could require the removal of the noncompliant literature from Vitamineralherb.coms website or the modification of Halls Creek Partners Inc.s selling methods, interfering with Halls Creek Partners Inc. continued marketing of that product and causing us to incur significant additional expenses. Given the fact that the Dietary Supplement Health and Education Act was enacted only five years ago, the Food and Drug Administrations regulatory policy and enforcement positions on certain aspects of the new law are still evolving. Moreover, ongoing and future litigation between dietary supplement companies and the Food and Drug Administration will likely further refine the legal interpretations of the Dietary Supplement Health and Education Act. As a result, the regulatory status of certain types of dietary supplement products, as well as the nature and extent of permissible claims will remain unclear for the foreseeable future. Two areas in particular that pose potential regulatory risk are the limits on claims implying some benefit or relationship with a disease or related condition and the application of the physical separation requirement for third party literature as applied to Internet sales.

In addition to the regulatory scheme under the Food, Drug and Cosmetic Act, the advertising and promotion of dietary supplements, foods, over-the-counter drugs and cosmetics is subject to scrutiny by the Federal Trade Commission. The Federal Trade Commission Act prohibits unfair or deceptive advertising or marketing practices, and the Federal Trade Commission has pursued numerous food and dietary supplement manufacturers and retailers for deceptive advertising or failure to substantiate promotional claims, including, in many instances, claims made via the Internet. The Federal Trade Commission has the power to seek administrative or judicial relief prohibiting a wide variety of claims, to enjoin future advertising, to seek redress or restitution payments and to seek a consent order and seek monetary penalties for the violation of a consent order. In general, existing laws and regulations apply fully to transactions and other activity on the Internet. The Federal Trade Commission is in the process of reviewing its policies regarding the applicability of its rules and its consumer protection guides to the Internet and other electronic media. The Federal Trade Commission has already undertaken a new monitoring and enforcement initiative, Operation Cure-All, targeting allegedly bogus health claims for products and treatments offered for sale on the Internet. Many states impose their own labeling or safety requirements that differ from or add to existing federal requirements.

Halls Creek Partners Inc. cannot predict the nature of any future U.S. laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative orders, when and if promulgated, would have on its business in the future. Although the regulation of dietary supplements is less restrictive than that of drugs and food additives, Halls Creek Partners Inc. cannot assure you that the current statutory scheme and regulations applicable to dietary supplements will remain less restrictive. Further, Halls Creek Partners Inc. cannot assure you that, under existing laws and regulations, or if more stringent statutes are enacted, regulations are promulgated or enforcement policies are adopted, it is or will be in compliance with these existing or new statutes, regulations or enforcement policies without incurring material expenses or adjusting its business strategy. Any laws, regulations, enforcement policies, interpretations or applications applicable to Halls Creek Partners Inc.s business could require the reformulation of certain products to meet new standards, the recall or discontinuance of certain products not capable of reformulation, additional record keeping, expanded documentation of the properties of certain products, expanded or different labeling or scientific substantiation.

Regulation of the Internet. In general, existing laws and regulations apply to transactions and other activity on the Internet; however, the precise applicability of these laws and regulations to the Internet is sometimes uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and, as a result, do not contemplate or address the unique issues of the Internet or electronic commerce. Nevertheless, numerous federal and state government agencies have already demonstrated significant activity in promoting consumer protection and enforcing other regulatory and disclosure statutes on the Internet. Additionally, due to the increasing use of the
Internet as a medium for commerce and communication, it is possible that new laws and regulations may be enacted with respect to the Internet and electronic commerce covering issues such as user privacy, freedom of expression, advertising, pricing, content and quality of products and services, taxation, intellectual property rights and information security. The adoption of such laws or regulations and the applicability of existing laws and regulations to the Internet may impair the growth of Internet use and result in a decline in Halls Creek Partners Inc.s sales.

A number of legislative proposals have been made at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet, and certain states have taken measures to tax Internet-related activities. Although Congress recently placed a three-year moratorium on new state and local taxes on Internet access or on discriminatory taxes on electronic commerce, existing state or local laws were expressly excepted from this moratorium. Further, once this moratorium is lifted, some type of federal and/or state taxes may be imposed upon Internet commerce. Such legislation or other attempts at regulating commerce over the Internet may substantially impair the growth of commerce on the Internet and, as a result, adversely affect Halls Creek Partners Inc.s opportunity to derive financial benefit from such activities.

MANAGEMENT DISCUSSION AND ANALYSIS OF PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the Companys Financial Statements and Notes thereto and other financial information included elsewhere in this Form SB-2. This Form SB-2 contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. The Companys actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below, as well as those discussed elsewhere in this Form SB-2.

Results of Operations

During the period from August 18, 1999 (inception) through March 31, 2000, the Company has engaged in no significant operations other than organizational activities, acquisition of the License Agreement for marketing Vitamineralherb.com products and preparation for registration of its securities under the Securities Act of 1933. The Company received no revenues during this period.

For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. The Company anticipates that until these procedures are completed, it will not generate revenues other than interest income, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholders equity. Consequently, the Companys balance sheet as of March 31, 2000 reflects current assets of $0.

The Company will carry out its plan of business as discussed above. The Company cannot predict to what extent its liquidity and capital resources will be diminished.

The Company may need additional capital to expand its business. No commitments to provide additional funds have been made by management or stockholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to the Company or at all. Irrespective of whether the Companys cash assets prove to be inadequate to meet its operational needs, the Company might seek to compensate providers of services by issuances of stock in lieu of cash.

DESCRIPTION OF PROPERTY

The Company has no properties and at this time has no agreements to acquire any properties. The officers of the Company currently work out of space they already maintain for their other business investments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive office or nominee for election as a director of the Company, and no owner of five percent or more of the Companys outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000. Director, officer and initial shareholder, Dorothy A. Mortenson, is the wife of David R. Mortenson, the principal manager of David R. Mortenson & Associates. She thus has an interest in David R. Mortenson & Associates, the licensor of the Companys right to market Vitamineralherb.coms products in the state of Indiana and certain counties in the state of Illinois, and payments to Vitamineralherb.com may substantially exceed $60,000.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for the Companys securities. The Company has no common equity subject to outstanding purchase options or warrants. The Company has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that the Company has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by the Company.

As of March 31, 2000, there were 4,500,000 shares of common stock outstanding, held by twelve shareholders of record. Upon effectiveness of the registration statement that includes this prospectus, all of the Companys outstanding shares will be eligible for sale.

To date the Company has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon the Companys future earnings, if any, its financial condition, and any other factors as deemed relevant by the Board of Directors.

EXECUTIVE COMPENSATION

The Companys officers and directors do not receive any compensation for their services rendered to the Company, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement with the Company.

The officers and directors of the Company will not receive any finders fee, either directly or indirectly, as a result of their efforts to implement the Companys business plan outlined herein. However, the officers and directors of the Company anticipate receiving benefits as shareholders of the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.


FINANCIAL STATEMENTS

Halls Creek Partners Inc.
(A Development Stage Company)


                                                 Index

Independent Auditors Report                      F1

Balance Sheets                                   F2

Statements of Operations                         F3

Statements of Cash Flows                         F4

Statement of Stockholders Equity                 F5

Notes to the Financial Statements                F6 to F7


                          Independent Auditors Report


To the Board of Directors
Halls Creek Partners Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of Halls Creek Partners Inc. (A Development Stage Company) as of April 30, 2000 and the related statements of operations, stockholders equity and cash flows for the period from August 18, 1999 (Date of Inception) to April 30, 2000. These financial statements are the responsibility of the Companys management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Halls Creek Partners Inc. (A Development Stage Company), as of April 30, 2000, and the results of its operations and its cash flows for the period from August 18, 1999 (Date of Inception) to April 30, 2000, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Companys ability to continue as a going concern. Managements plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                Elliott, Tulk, Pryce, Anderson


                                                         CHARTERED ACCOUNTANTS
Vancouver, Canada
May 8, 2000


Halls Creek Partners Inc.
(A Development Stage Company)
Balance Sheet
(expressed in U.S. dollars)




                                                         April 30,
                                                            2000
                                                             $

                                    Assets
Licenses (Note 3)


                      Liabilities and Stockholders Equity


Current Liabilities
 Accounts payable                                          1,200
 Accrued offering cost                                     12,000

                                                           13,200


Contingent Liability (Note 1)

Stockholders Equity
Common Stock, 25,000,000 shares authorized with
a par value of $.001; 4,500,000 shares issued and
outstanding                                                 4,500

Additional Paid-in Capital                                  75

                                                            4,575

Deficit Accumulated During the Development Stage            (17,775)


                                                            (13,200)



Halls Creek Partners Inc.
(A Development Stage Company)
Statements of Operations
(expressed in U.S. dollars)




                                                 From August 18, 1999
                                                 (Date of Inception)
                                                  to April 30, 2000
                                                          $

Revenues                                                  -
Expenses

  Amortization of license                                 500
  License written-off                                     1,500
  Offering costs                                          12,000
  Organization expenses                                   2,575
  Transfer agent                                          1,200

                                                          17,775

Net Loss                                                  (17,775)



Halls Creek Partners Inc.
(A Development Stage Company)
Statements of Cash Flows
(expressed in U.S. dollars)




                                                 From August 18, 1999
                                                 (Date of Inception)
                                                  to April 30, 2000
                                                         $

Cash Flows to Operating Activities
  Net loss                                               (17,775)

Non cash items
  Expenses not paid with cash                            2,575
   Accounts payable                                      1,200
   Accrued offering costs                                12,000
   Amortization of license                               500
   License written-off                                   1,500

Net Cash Used by Operating Activities                    -


Cash Flows from Financing Activities
   Increase in shares issued                             -

Net Cash Provided by Financing Activities                -


Change in cash

Cash - beginning of period                               -

Cash - end of period                                     -

Non-Cash Financing Activities
 A total of 2,000,000 shares were issued at
 a fair market value of $0.001 per share for
 the acquisition of a License (Note 3)                   2,000

 Organization costs paid for by a director
 for no consideration treated as additional
 paid in capital                                          75

                                                          2,075



Supplemental Disclosures
 Interest paid                                            -
 Income tax paid                                          -




Halls Creek Partners Inc.
(A Development Stage Company)
Statement of Stockholders Equity
From August 18, 1999 (Date of Inception) to April 30, 2000
(expressed in U.S. dollars)




                                                                    Deficit
                                                                    Accumulated
                                                Additional          During the
                              Common    Stock   Paid-in             Development
                              Shares    Amount  Capital     Total   Stage
                              $         $       $           $       $


Balance - August 18,
1999 (Date of Inception)       -          -       -          -       -

Stock issued for $2,500 of
organizational expenses       2500000   2,500    -           2,500   -
Additional paid in capital
for organizational expenses
incurred by a director on
behalf of the Company         -         -        75           75      -

Stock issued for The
Biocatalyst License at a
fair market value
of $0.001 per share           2000000   2000     -            2,000   -

Net loss for the period       -         -        -            -       (17,775)

Balance - April 30, 2000      4500000   4500     75           4575    (17,775)







Halls Creek Partners Inc.
(A Development Stage Company)
Notes to the Financial Statements (expressed in U.S. dollars)

  1.   Development Stage Company
                    Halls Creek Partners Inc. herein (the Company) was incorporated in the State of Nevada, U.S.A. on August 18, 1999. The Company acquired a license to market and distribute a product in the State of Hawaii. As discussed in Note 3, this license is in jeopardy and the Company has retained the right to sue the vendor. As a replacement for this license, the Company was granted additional rights to market and distribute vitamins, minerals, nutritional supplements, and other health and fitness products in the State of Indiana and the Illinois Counties of Will, Kankakee, Iroquois and Vermillion. The grantor of the license offers these products for sale from various suppliers on their Web Site. See Note 4 regarding related party transactions.
                    In a development stage company, management devotes most of its activities in investigating business opportunities. Planned principal activities have not yet begun. The ability of the Company to emerge from the development stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and find an appropriate merger candidate. There is no guarantee that the Company will be able to raise any equity financing or find an appropriate merger candidate. There is substantial doubt regarding the Companys ability to continue as a going concern.

  2.   Summary of Significant Accounting Policies
      (a)  Year end
           The Companys fiscal year end is July 31.
             (b)Licenses
                    Costs to acquire licenses are capitalized as incurred. These costs will be amortized on a straight-line basis over their remaining estimated useful lives.
          (c)  Cash and Cash Equivalents
                    The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.
          (d)          Use of Estimates
                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods. Actual results could differ from those estimates.


  3.   Licenses
          (a) On August 20, 1999 the Company acquired a license for a product called Biocatalyst. The Company has the exclusive right to distribute and market the product under a private label in the State of Hawaii for a period of three years expiring August 20, 2002. Biocatalyst is an oxygen enriched water product used to enhance the growth of microbes in soils located underground. The Company issued 2,000,000 shares at a fair market value of $.001 or $2,000. The shares were issued to the licensor who are members of a partnership and whose general partner is also a spouse of a director and officer of the Company. Once the Company purchases a minimum of 5,000 gallons of product for a minimum period of six consecutive months, then a license will be granted to the Company to produce the product in a location to be mutually agreed upon. A producer license will also be granted if the Company can demonstrate its financial capability, pay the licensor a one-time fee of $25,000, an additional one-time payment of $10,000 to reimburse unspecified expenses, and pay minimum annual royalties of $20,000. If no producing license is granted then the Company is committed to purchase $125,000 of Biocatalyst product by August 20, 2000, and a further $175,000 of Biocatalyst product by August 20, 2001, to retain its distribution license.
3.Licenses (continued)
  (a) (continued)
     The current price for Biocatalyst is $2.00 per gallon; Mortenson & Associates may change the price on 10 days notice. The license is amortized to operations over one year starting September 1, 1999.
     The Companys right to use this license is in jeopardy due to a lawsuit between the vendor of the license and the original owner. As a result, the unamortized balance of $1,500 has been written-off to operations. The Company and its shareholder have the right to sue for breach of contract.
  (b) As a replacement for the above license, at no additional cost, the Company was granted additional rights to market vitamins, minerals, nutritional supplements and other health and fitness products through the Grantors Web Site. The Company desires to market these products to medical practitioners, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers in the State of Indiana and the Illinois Counties of Will, Kankakee, Iroquois and Vermillion. The license was acquired on February 14, 2000 for a term of three years. The Company must pay an annual fee of $500 for maintenance of the Grantors Web Site commencing on the anniversary date. The Grantor of the license retains 10% of the gross sales.
                                                          April 30,
                                                             2000
                                                              $
  License - Biocatalyst
     Cost                                                    2,000

     Less accumulated
     amortization                                            (500)
     Less amount written-off                                 (1,500)

                                                             -



4.Related Party Transactions
  The Licenses referred to in Note 3 were sold to the Company by a partnership whose general manager is the spouse of the Secretary/Treasurer of the Company and a director for consideration of 2,000,000 shares for total fair market consideration of $2,000, being the transferors cost of such license. These shares were paid evenly to the ten partners. The replacement license was also owned by the same partnership.




PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Companys Articles of Incorporation provide for indemnification of its directors, officers, employees and agents, under certain circumstances, against attorneys fees and other expenses incurred by them in any litigation to which they become a party arising from their association with, or their activities on behalf of, the Company. The Company will also bear the expense of such litigation for any of its directors, officers, employees or agents, upon such persons promise to repay the Company therefore, if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company.

                    RECENT SALE OF UNREGISTERED SECURITIES

None.


                                   EXHIBITS
Exhibit 3.1 -- Articles of Incorporation

                           ARTICLES OF INCORPORATION

                                      OF

                           Halls Creek Partners Inc.

        The undersigned natural person of the age of eighteen years or more, acting as incorporator of a corporation under and pursuant to the laws of the State of Nevada, hereby adopts the following Articles of Incorporation for such corporation:

                                   ARTICLE I

       The name of the corporation is Halls Creek Partners Inc.

                                  ARTICLE II

       The principal office of this corporation is to be at 50 West Liberty Street, Suite 880, Reno 89501, State of Nevada. The registered office of this corporation is the same as its principal office. The Nevada Agency and Trust Company is hereby named as Resident Agent of this corporation and in charge of its said office in Nevada.

                                  ARTICLE III

       The nature of the business, objects and purposes to be transacted, promoted, or carried on by the corporation are:

  A. To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations maybe organized under the General Corporation Law of the State of Nevada and to act in every kind of fiduciary capacity. and generally to do all things necessary or convenient which are incident to or which a natural person might or could do.

B. To purchase, receive, take by grant, gift, devise, bequest, or otherwise. lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interests therein, wherever situated.
C. To engage generally in the real estate business as principal, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of mining claims, oil leases, oil and gas wells, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise handle or acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal agent or in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, causes in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held or disposed of and to acquire, purchase, sell, assign, transfer, dispose of and generally deal in and with as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general oil exploration, mining exploration and management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity. To manufacture, purchase or acquire in any lawful manner and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in goods, wares, merchandise, and property of any and every class and description, and in any part of the world.
D. To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of and, in any manner deal with and contract with reference to:
       1. Inventions, devices, formulas, processes, improvements and modifications thereof;

       2. Letters patent, patent rights, patented processes, rights, designs, and similar rights, trademarks, trade names, trade symbols and other indications or origin and ownership granted by or recognized under the laws of the United States of America, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, possession agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or appertaining thereto.

       3. Franchises, licenses, grants and concessions.

  A. To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

B. To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine and direct any officer to complete.
C. To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Nevada and by the Board of Directors of the corporation as they may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of any or all of its property, franchises and income.
D. To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.
E. To promote and exercise all or any part of the foregoing purposes and powers in and all parts of the world, and to conduct its business in all or any branches in any lawful capacity.
       The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation by references to or inference from the terms or provisions of any other clause, but shall be regarded as independent purposes.

                                  ARTICLE IV

       The aggregate number of shares which the corporation shall have authority to issue is twenty-five million shares of common stock having a par value of $0.001 each.

       No shareholder of the corporation shall have the right of cumulative voting at any election of directors or upon any other matter.

       No holder of securities of the corporation shall be entitled as a matter of right, preemptive or otherwise, to subscribe for or purchase any securities of the corporation now or hereafter authorized to be issued, or securities held in the treasury of the corporation, whether issued or sold for cash or other consideration or as a share dividend or otherwise. Any such securities may be issued or disposed of by the board of directors to such persons and on such terms as in its discretion it shall deem advisable.

                                   ARTICLE V

       Any action required to, or that may, be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

                            ARTICLE VI

The members of the governing board shall be styled DIRECTORS and the number of such Directors shall be not less than one (l), or more than five (5). The first board of directors shall be 2. Members whose names and post office addresses are as follows:

J.P. Beehner
PO Box 2370
Alvin TX 77512-2370

Dorothy A. Mortenson
PO Box 5034
Alvin TX 77512-5034


                                  ARTICLE VII

The initial number of stockholders will be 2. Additional stockholders may be obtained. The number of directors may be changed as provided in N.R.S. 78.330.

                                 ARTICLE VIII

     A. No director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the directors capacity as a director, except that this Article VIII shall not authorize the elimination or limitation of liability of a director of the corporation to the extent the director is found liable for: (i) a breach of such directors duty of loyalty to the corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the directors office; or
(iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     B. The capital stock of this corporation after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of this corporation and no stock issued as fully paid up shall ever be assessable or assessed and the Articles of Incorporation shall not be amended in this particular.
                                  ARTICLE IX
       This corporation is to have perpetual existence.
        Dorothy A. Mortenson, the undersigned, being the original incorporator for the purpose of forming a corporation to do business both within and without the state of Nevada, and in pursuance of the General Corporation Law of the State of Nevada, effective March 31, 1925 and as subsequently amended do make and file this certificate, hereby declaring and certifying that the facts herein above stated are true.
This 14th day of August , 1999.


/s/ Dorothy A. Mortenson

Address:                                               PO Box 5034
                                                       Alvin TX 77512-5034


On August 14, 1999 before me, the undersigned, a Notary Public in and for said State, personally appeared Dorothy A. Mortenson to me known to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same.

WITNESS my hand and official seal.

/s/ Melissa Houston


Notary Public
Notary Seal]







Exhibit 3.2 -- By-laws


                                   BYLAWS OF

                           Halls Creek Partners Inc.



                          CONTENTS OF INITIAL BYLAWS

ARTICLE                                                     Page

1.00 CORPORATE CHARTER AND BYLAWS
          1.01 Corporate Charter Provisions                 4
          1.02 Registered Agent or Office Requirement
          of Filing Changes with Secretary of State         4
          1.03 Initial Business Office                      4
          1.04 Amendment of Bylaws                          4

2.00 DIRECTORS AND DIRECTORS MEETINGS
          2.01 Action Without Meeting                       5
          2.02 Telephone Meetings                           5
          2.03 Place of Meetings                            5
          2.04 Regular Meetings                             5
          2.05 Call of Special Meeting                      5
          2.06 Quorum                                       6
          2.07 Adjournment Notice of Adjourned Meetings     6
          2.08 Conduct of Meetings                          6
          2.09 Powers of the Board of Directors             6
          2.10 Board Committees Authority to Appoint        7
          2.11 Transactions with Interested Directors       7
          2.12 Number of Directors                          7
          2.13 Term of Office                               7
          2.14 Removal of Directors                         8
          2.15 Vacancies                                    8
          2.15(a)   Declaration of Vacancy                  8
          2.15(b)   Filling Vacancies by Directors          8
          2.15(c)   Filling Vacancies by Shareholders       8
          2.16 Compensation                                 9
          2.17 Indemnification of Directors and Officers    9
          2.18 Insuring Directors, Officers, and Employees  9



3.00 SHAREHOLDERS MEETINGS
          3.01 Action Without Meeting                       9
          3.02 Telephone Meetings                           9
          3.03 Place of Meetings                            10
          3.04 Notice of Meetings                           10
          3.05 Voting List                                  10
          3.06 Votes per Share                              11
          3.07 Cumulative Voting                            11
          3.08 Proxies                                      11
          3.09 Quorum                                       11
          3.09(a)   Quorum of Shareholders                  11
          3.09(b)   Adjourn for Lack or Loss of Quorum      12
          3.10 Voting by Voice or Ballot                    12
          3.11 Conduct of Meetings                          12
          3.12 Annual Meetings                              12
          3.13 Failure to Hold Annual Meeting               12
          3.14 Special Meetings                             13

4.00 OFFICERS
          4.01 Title and Appointment                        13
          4.01(a)   Chairman                                13
          4.01(b)   President                               13
          4.01(c)   Vice President                          14
          4.01(d)   Secretary                               14
          4.01(e)   Treasurer                               15
          4.01(f)   Assistant Secretary or
                    Assistant Treasurer                     15
          4.02 Removal and Resignation                      15
          4.03 Vacancies                                    16
          4.04 Compensation                                 16

5.00 AUTHORITY TO EXECUTE INSTRUMENTS
          5.01 No Authority Absent Specific Authorization   16
          5.02 Execution of Certain Instruments             16

6.00 ISSUANCE AND TRANSFER OF SHARES
          6.01 Classes and Series of Shares                 17
          6.02 Certificates for Fully Paid Shares           17
          6.03 Consideration for Shares                     17
          6.04 Replacement of Certificates                  17
          6.05 Signing Certificates Facsimile Signatures    17
          6.06 Transfer Agents and Registrars               18
          6.07 Conditions of Transfer                       18
          6.08 Reasonable Doubts as to Right to Transfer    18

7.00 CORPORATE RECORDS AND ADMINISTRATION
          7.01 Minutes of Corporate Meetings                18
          7.02 Share Register                               19
          7.03 Corporate Seal                               19
          7.04 Books of Account                             19
          7.05 Inspection of Corporate Records              19
          7.06 Fiscal Year                                  20
          7.07 Waiver of Notice                             20

8.00 ADOPTION OF INITIAL BYLAWS                             20






                   ARTICLE ONE CORPORATE CHARTER AND BYLAWS


1.01 CORPORATE CHARTER PROVISIONS
     The Corporations Charter authorizes Twenty-five Million (25,000,000) shares to be issued. The officers and transfer agents issuing shares of the Corporation shall ensure that the total number of shares outstanding at any given time does not exceed this number. Such officers and agents shall advise the Board at least annually of the authorized shares remaining available to be issued. No shares shall be issued for less than the par value stated in the Charter. Each Charter provision shall be observed until amended by Restated Articles or Articles of Amendment duly filed with the Secretary of State.

1.02 REGISTERED AGENT AND OFFICE EQUIREMENT OF FILING CHANGES WITH SECRETARY OF STATE
     The address of the Registered Office provided in the Articles of Incorporation, as duly filed with the Secretary of State for the State of Nevada is: 50 West Liberty Street, #880, Reno NV 89501.
     The name of the Registered Agent of the Corporation at such address, as set forth in its Articles of Incorporation, is: The Nevada Agency and Trust Company.
     The Registered Agent or Office may be changed by filing a Statement of Change of Registered Agent or Office or Both with the Secretary of State, and not otherwise. Such filing shall be made promptly with each change. Arrangements for each change in Registered Agent or Office shall ensure that the Corporation is not exposed to the possibility of a default judgment. Each successive Registered Agent shall be of reliable character and well informed of the necessity of immediately furnishing the papers of any lawsuit against the Corporation to its attorneys.

1.03 INITIAL BUSINESS OFFICE
     The address of the initial principal business office of the Corporation is hereby established as: PO Box 5034, Alvin TX 77512-5034.
     The Corporation may have additional business offices within the State of Nevada, and where it may be duly qualified to do business outside of Nevada, as the Board of Directors may from time to time designate or the business of the Corporation may require.

1.04 AMENDMENT OF BYLAWS
     The Shareholders or Board of Directors, subject to any limits imposed by the Shareholders, may amend or repeal these Bylaws and adopt new Bylaws. All amendments shall be upon advice of counsel as to legality, except in emergency. Bylaw changes shall take effect upon adoption unless otherwise specified. Notice of Bylaws changes shall be given in or before notice given of the first Shareholders meeting following their adoption.

                 ARTICLE TWO DIRECTORS AND DIRECTORS MEETINGS
2.01 ACTION BY CONSENT OF BOARD WITHOUT MEETING
     Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, and shall have the same force and effect as a unanimous vote of Directors, if all members of the Board consent in writing to the action. Such consent may be given individually or collectively.

2.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Directors may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

2.03 PLACE OF MEETINGS
     Meetings of the Board of Directors shall be held at the business office of the Corporation or at such other place within or without the State of Nevada as may be designated by the Board.

2.04 REGULAR MEETINGS
     Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual Shareholders meeting, and at such other regularly repeating times as the Directors may determine.

2.05 CALL OF SPECIAL MEETING
     Special meetings of the Board of Directors for any purpose may be called at any time by the President or, if the President is absent or unable or refuses to act, by any Vice President or any two Directors. Written notices of the special meetings, stating the time and place of the meeting, shall be mailed ten days before, or telegraphed or personally delivered so as to be received by each Director not later than two days before, the day appointed for the meeting. Notice of meetings need not indicate an agenda. Generally, a tentative agenda will be included, but the meeting shall not be confined to any agenda included with the notice.
     Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting and do not object to the notice given. Consent may be given either before or after the meeting.
     Upon providing notice, the Secretary or other officer sending notice shall sign and file in the Corporate Record Book a statement of the details of the notice given to each Director. If such statement should later not be found in the Corporate Record Book, due notice shall be presumed.

2.06 QUORUM
     The presence throughout any Directors meeting, or adjournment thereof, of a majority of the authorized number of Directors shall be necessary to constitute a quorum to transact any business, except to adjourn. If a quorum is present, every act done or resolution passed by a majority of the Directors present and voting shall be the act of the Board of Directors.

2.07 ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS
     A quorum of the Directors may adjourn any Directors meeting to meet again at a stated hour on a stated day. Notice of the time and place where an adjourned meeting will be held need not be given to absent Directors if the time and place is fixed at the adjourned meeting. In the absence of a quorum, a majority of the Directors present may adjourn to a set time and place if notice is duly given to the absent members, or until the time of the next regular meeting of the Board.

2.08 CONDUCT OF MEETINGS
     At every meeting of the Board of Directors, the Chairman of the Board, if there is such an officer, and if not, the President, or in the Presidents absence, a Vice President designated by the President, or in the absence of such designation, a Chairman chosen by a majority of the Directors present, shall preside. The Secretary of the Corporation shall act as Secretary of the Board of Directors meetings. When the Secretary is absent from any meeting, the Chairman may appoint any person to act as Secretary of that meeting.

2.09 POWERS OF THE BOARD OF DIRECTORS
     The business and affairs of the Corporation and all corporate powers shall be exercised by or under authority of the Board of Directors, subject to limitations imposed by law, the Articles of Incorporation, any applicable Shareholders agreement, and these Bylaws.

2.10 BOARD COMMITTEES AUTHORITY TO APPOINT
     The Board of Directors may designate an executive committee and one or more other committees to conduct the business and affairs of the Corporation to the extent authorized. The Board shall have the power at any time to change the powers and membership of, fill vacancies in, and dissolve any committee. Members of any committee shall receive such compensation as the Board of Directors may from time to time provide. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

2.11 TRANSACTIONS WITH INTERESTED DIRECTORS
     Any contract or other transaction between the Corporation and any of its Directors (or any corporation or firm in which any of its Directors are directly or indirectly interested) shall be valid for all purposes notwithstanding the presence of that Director at the meeting during which the contract or transaction was authorized, and notwithstanding the Directors participation in that meeting. This section shall apply only if the contract or transaction is just and reasonable to the Corporation at the time it is authorized and ratified, the interest of each Director is known or disclosed to the Board of Directors, and the Board nevertheless authorizes or ratifies the contract or transaction by a majority of the disinterested Directors present. Each interested Director is to be counted in determining whether a quorum is present, but shall not vote and shall not be counted in calculating the majority necessary to carry the vote. This section shall not be construed to invalidate contracts or transactions that would be valid in its absence.

2.12 NUMBER OF DIRECTORS
     The number of Directors of this Corporation shall be 2. No Director need be a resident of Nevada or a Shareholder. The number of Directors may be increased or decreased from time to time by amendment to these Bylaws. Any decrease in the number of Directors shall not have the effect of shortening the tenure which any incumbent Director would otherwise enjoy.

2.13 TERM OF OFFICE
     Directors shall be entitled to hold office until their successors are elected and qualified. Election for all Director positions, vacant or not vacant, shall occur at each annual meeting of the Shareholders and may be held at any special meeting of Shareholders called specifically for that purpose.

2.14 REMOVAL OF DIRECTORS
     The entire Board of Directors or any individual Director may be removed from office by a vote of Shareholders holding a majority of the outstanding shares entitled to vote at an election of Directors. However, if less than the entire Board is to be removed, no one of the Directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors. No director may be so removed except at an election of the class of Directors of which he is a part. If any or all Directors are so removed, new Directors may be elected at the same meeting. Whenever a class or series of shares is entitled to elect one or more Directors under authority granted by the Articles of Incorporation, the provisions of this Paragraph apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

2.15 VACANCIES
     Vacancies on the Board of Directors shall exist upon the occurrence of any of the following events: (a) the death, resignation, or removal of any Director; (b) an increase in the authorized number of Directors; or (c) the failure of the Shareholders to elect the full authorized number of Directors to be voted for at any annual, regular, or special Shareholders meeting at which any Director is to be elected.

               2.15(a)   DECLARATION OF VACANCY
     A majority of the Board of Directors may declare vacant the office of a Director if the Director: (a) is adjudged incompetent by a court order; (b) is convicted of a crime involving moral turpitude; (c) or fails to accept the office of Director, in writing or by attending a meeting of the Board of Directors, within thirty (30) days of notice of election.
               2.15(b)   FILLING VACANCIES BY DIRECTORS
     Vacancies other than those caused by an increase in the number of Directors may be filled temporarily by majority vote of the remaining Directors, though less than a quorum, or by a sole remaining Director. Each Director so elected shall hold office until a qualified successor is elected at a Shareholders meeting.
2.15(c)   FILLING VACANCIES BY SHAREHOLDERS
     Any vacancy on the Board of Directors, including those caused by an increase in the number of Directors shall be filled by the Shareholders at the next annual meeting or at a special meeting called for that purpose. Upon the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders may elect a successor to take office when the resignation becomes effective.


2.16 COMPENSATION
     Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Any Director may serve the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receive compensation therefor.

2.17 INDEMNIFICATION OF DIRECTORS AND OFFICERS
     The Board of Directors shall authorize the Corporation to pay or reimburse any present or former Director or officer of the Corporation any costs or expenses actually and necessarily incurred by that officer in any action, suit, or proceeding to which the officer is made a party by reason of holding that position, provided, however, that no officer shall receive such indemnification if finally adjudicated therein to be liable for negligence or misconduct in office. This indemnification shall extend to good-faith expenditures incurred in anticipation of threatened or proposed litigation. The Board of Directors may in proper cases, extend the indemnification to cover the good-faith settlement of any such action, suit, or proceeding, whether formally instituted or not.

2.18 INSURING DIRECTORS, OFFICERS, AND EMPLOYEES
     The Corporation may purchase and maintain insurance on behalf of any Director, officer, employee, or agent of the Corporation, or on behalf of any person serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against that person and incurred by that person in any such corporation, whether or not the Corporation has the power to indemnify that person against liability for any of those acts.

                      ARTICLE THREE SHAREHOLDERS MEETINGS
3.01 ACTION WITHOUT MEETING
     Any action that may be taken at a meeting of the Shareholders under any provision of the Nevada Business Corporation Act may be taken without a meeting if authorized by a consent or waiver filed with the Secretary of the Corporation and signed by the holders of 51% of shares which would be entitled to vote on that action at a Shareholders meeting. Each such signed consent or waiver, or a true copy thereof, shall be placed in the Corporate Record Book.

3.02 TELEPHONE MEETINGS
     Subject to the notice provisions required by these Bylaws and by the Business Corporation Act, Shareholders may participate in and hold a meeting by means of conference call or similar communication by which all persons participating can hear each other. Participation in such a meeting shall constitute presence in person at such meeting, except participation for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.03 PLACE OF MEETINGS
     Shareholders meetings shall be held at the business office of the Corporation, or at such other place within or without the State of Nevada as may be designated by the Board of Directors or the Shareholders.

3.04   NOTICE OF MEETINGS
     The President, the Secretary, or the officer or persons calling a Shareholders Meeting. shall give notice, or cause it to be given, in writing to each Director and to each Shareholder entitled to vote at the meeting at least ten (10) but not more than sixty (60) days before the date of the meeting. Such notice shall state the place, day, and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. Such written notice may be given personally, by mail, or by other means. Such notice shall be addressed to each recipient at such address as appears on the Books of the Corporation or as the recipient has given to the Corporation for the purpose of notice. Meetings provided for in these Bylaws shall not be invalid for lack of notice if all persons entitled to notice consent to the meeting in writing or are present at the meeting in person or by proxy and do not object to the notice given, Consent may be given either before or after the meeting. Notice of the reconvening of an adjourned meeting is not necessary unless the meeting is adjourned more than thirty days past the date stated in the notice, in which case notice of the adjourned meeting shall be given as in the case of any special meeting. Notice may be waived by written waivers signed either before or after the meeting by all persons entitled to the notice.

3.05 VOTING LIST
     At least ten (10), but not more than sixty (60), days before each Shareholders meeting, the officer or agent having charge of the Corporations share transfer books shall make a complete list of the Shareholders entitled to vote at that meeting or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. The list shall be kept on file at the Registered Office of the Corporation for at least ten
(10) days prior to the meeting, and shall be subject to inspection by any Director, officer, or Shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting and shall be subject, during the whole time of the meeting, to the inspection of any Shareholder. The original share transfer books shall be prima facie evidence as to the Shareholders entitled to examine such list or transfer books or to vote at any meeting of Shareholders. However, failure to prepare and to make the list available in the manner provided above shall not affect the validity of any action taken at the meeting.

3.06 VOTES PER SHARE
     Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied pursuant to the Articles of Incorporation. A Shareholder may vote in person or by proxy executed in writing by the Shareholder, or by the Shareholders duly authorized attorney-in-fact.

3.07 CUMULATIVE VOTING
     Subject to any limitation stated in the Articles of Incorporation, every Shareholder entitled to vote at any election of Directors may cumulate votes. For this purpose, each Shareholder shall have a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the Shareholders shares are entitled. The Shareholder may cast all these votes for one candidate or may distribute the votes among any number of candidates. The candidates receiving the highest number of votes are elected, up to the number of vacancies to be filled. No Shareholder may cumulate votes unless that Shareholder gives written notice of his or her intention to do so to the Secretary of the Corporation on or before the day preceding the election at which the votes will be cumulated. If any Shareholder gives written notice as provided above, all Shareholders may cumulate their votes.

3.08 PROXIES
     A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or his or her duly authorized attorney in fact. Unless otherwise provided in the proxy or by law, each proxy shall be revocable and shall not be valid after eleven (11) months from the date of its execution.

3.09 QUORUM
               3.09(a)   QUORUM OF SHAREHOLDERS
    As to each item of business to be voted on, the presence (in person or by proxy) of the persons who are entitled to vote a majority of the outstanding voting shares on that matter shall constitute the quorum necessary for the consideration of the matter at a Shareholders meeting. The vote of the holders of a majority of the shares entitled to vote on the matter and represented at a meeting at which a quorum is present shall be the act of the Shareholders meeting.

               3.09(b)   ADJOURNMENT FOR LACK OR LOSS OF QUORUM
     No business may be transacted in the absence of a quorum, or upon the withdrawal of enough Shareholders to leave less than a quorum, other than to adjourn the meeting from time to time by the vote of a majority of the shares represented at the meeting.

3.10 VOTING BY VOICE OR BALLOT
     Elections for Directors need not be by ballot unless a Shareholder demands election by ballot before the voting begins.

3.11 CONDUCT OF MEETINGS
     Meetings of the Shareholders shall be chaired by the President, or, in the Presidents absence, a Vice President designated by the President, or, in the absence of such designation, any other person chosen by a majority of the Shareholders of the Corporation present in person or by proxy and entitled to vote. The Secretary of the Corporation, or, in the Secretarys absence, an Assistant Secretary, shall act as Secretary of all meetings of the Shareholders. In the absence of the Secretary or Assistant Secretary, the Chairman shall appoint another person to act as Secretary of the meeting.

3.12 ANNUAL MEETINGS
     The time, place, and date of the annual meeting of the Shareholders of the Corporation, for the purpose of electing Directors and for the transaction of any other business as may come before the meeting, shall be set from time to time by a majority vote of the Board of Directors. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nevada, such meeting shall be held on the next succeeding business day. If the election of Directors is not held on the day thus designated for any annual meeting, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the Shareholders as soon thereafter as possible.

3.13 FAILURE TO HOLD ANNUAL MEETING
     If, within any 13-month period, an annual Shareholders Meeting is not held, any Shareholder may apply to a court of competent jurisdiction in the county in which the principal office of the Corporation is located for a summary order that an annual meeting be held.

3.14 SPECIAL MEETINGS
     A special Shareholders meeting may be called at any time by. (a) the President; (b) the Board of Directors; or (c) one or more Shareholders holding in the aggregate one-tenth or more of all the shares entitled to vote at the meeting. Such meeting may be called for any purpose. The party calling the meeting may do so only by written request sent by registered mail or delivered in person to the President or Secretary. The officer receiving the written request shall within ten (10) days from the date of its receipt cause notice of the meeting to be sent to all the Shareholders entitled to vote at such a meeting. If the officer does not give notice of the meeting within ten (10) days after the date of receipt of the written request, the person or persons calling the meeting may fix the time of the meeting and give the notice. The notice shall be sent pursuant to Section 3.04 of these Bylaws. The notice of a special Shareholders meeting must state the purpose or purposes of the meeting and, absent consent of every Shareholder to the specific action taken, shall be limited to purposes plainly stated in the notice, notwithstanding other provisions herein.

                             ARTICLE FOUR OFFICERS
4.01 TITLE AND APPOINTMENT
     The officers of the Corporation shall be a President and a Secretary, as required by law. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices, including President and Secretary, may be held by one person. All officers shall be elected by and hold office at the pleasure of the Board of Directors, which shall fix the compensation and tenure of all officers.

               4.01(a)   CHAIRMAN OF THE BOARD
     The Chairman, if there shall be such an officer, shall, if present, preside at the meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to the Chairman by the Board of Directors or prescribed by these Bylaws.
               4.01(b)   PRESIDENT
     Subject to such supervisory powers, if any, as may be given to the Chairman, if there is one, by the Board of Directors, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision direction, and control of the business and officers of the Corporation. The President shall have the general powers and duties of management usually vested in the office of President of a corporation; shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws; and shall be ex officio a member of all standing committees, including the executive committee, if any. In addition, the President shall preside at all meetings of the Shareholders and in the absence of the Chairman, or if there is no Chairman, at all meetings of the Board of Directors.

               4.01(c)   VICE PRESIDENT
     Any Vice President shall have such powers and perform such duties as from time to time may be prescribed by these Bylaws, by the Board of Directors, or by the President. In the absence or disability of the President, the senior or duly appointed Vice President, if any, shall perform all the duties of the President, pending action by the Board of Directors when so acting, such Vice President shall have all the powers of, and be subject to all the restrictions on, the President.

               4.01(d)   SECRETARY
     The Secretary shall:
(1) See that all notices are duly given in accordance with the provisions of these Bylaws and as required by law. In case of the absence or disability of the Secretary. or the Secretarys refusal or neglect to act, notice may be given and served by an Assistant Secretary or by the Chairman, the President, any Vice President, or by the Board of Directors.
(2) Keep the minutes of corporate meetings, and the Corporate Record Book, as set out in Section 7.01 hereof.
(3) Maintain, in the Corporate Record Book, a record of all share certificates issued or canceled and all shares of the Corporation canceled or transferred.
(4) Be custodian of the Corporations records and of any seal which the Corporation may from time to time adopt. when the Corporation exercises its right to use a seal, the Secretary shall see that the seal is embossed on all share certificates prior to their issuance and on all documents authorized to be executed under seal in accordance with the provisions of these Bylaws.
(5) In general, perform all duties incident to the office of Secretary, and such other duties as from time to time may be required by Sections 7.01, 7.02, and 7.03 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

               4.01(e)   TREASURER
     The Treasurer shall:
(1) Have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all funds in the name of the Corporation in those banks, trust companies, or other depositories that shall be selected by the Board of Directors.
(2) Receive, and give receipt for, monies due and payable to the Corporation.
(3) Disburse or cause to be disbursed the funds of the Corporation as may be directed by the Board of Directors, taking proper vouchers for those disbursements.
(4) If required by the Board of Directors or the President, give to the Corporation a bond to assure the faithful performance of the duties of the Treasurers office and the restoration to the Corporation of all corporate books, papers, vouchers, money, and other property of whatever kind in the Treasurers possession or control, in case of the Treasurers death, resignation, retirement, or removal from office. Any such bond shall be in a sum satisfactory to the Board of Directors, with one or more sureties or a surety company satisfactory to the Board of Directors.
(5) In general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by Sections 7.O4 and 7.05 of these Bylaws, by these Bylaws generally, by the Board of Directors, or by the President.

               4.01(f)   ASSISTANT SECRETARY AND ASSISTANT TREASURER
     The Assistant Secretary or Assistant Treasurer shall have such powers and perform such duties as the Secretary or Treasurer, respectively, or as the Board of Directors or President may prescribe. In case of the absence of the Secretary or Treasurer, the senior Assistant Secretary or Assistant Treasurer, respectively, may perform all of the functions of the Secretary or Treasurer.

4.02 REMOVAL AND RESIGNATION
     Any officer may be removed, either with or without cause, by vote of a majority of the Directors at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any committee or officer upon whom that power of removal may be conferred by the Board of Directors. Such removal shall be without prejudice to the contract rights, if any, of the person removed. Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary of the Corporation. Any resignation shall take effect on the date of the receipt of that notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of that resignation shall not be necessary to make it effective.

4.03 VACANCIES
     Upon the occasion of any vacancy occurring in any office of the Corporation, by reason of death, resignation, removal, or otherwise, the Board of Directors may elect an acting successor to hold office for the unexpired term or until a permanent successor is elected.

4.04 COMPENSATION
     The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary by reason of the fact that the officer is also a Shareholder or a Director of the Corporation, or both.

                 ARTICLE FIVE AUTHORITY TO EXECUTE INSTRUMENTS
5.01 NO AUTHORITY ABSENT SPECIFIC AUTHORIZATION
     These Bylaws provide certain authority for the execution of instruments. The Board of Directors, except as otherwise provided in these Bylaws, may additionally authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. Unless expressly authorized by these Bylaws or the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement nor to pledge its credit nor to render it pecuniarily liable for any purpose or in any amount.

5.02 EXECUTION OF CERTAIN INSTRUMENTS
     Formal contracts of the Corporation, promissory notes, deeds, deeds of trust, mortgages, pledges, and other evidences of indebtedness of the Corporation, other corporate documents, and certificates of ownership of liquid assets held by the Corporation shall be signed or endorsed by the President or any Vice President and by the Secretary or the Treasurer, unless otherwise specifically determined by the Board of Directors or otherwise required by law.


                  ARTICLE SIX-ISSUANCE AND TRANSFER OF SHARES
6.01 CLASSES AND SERIES OF SHARES
     The Corporation may issue one or more classes or series of shares, or both. Any of these classes or series may have full, limited, or no voting rights, and may have such other preferences, rights, privileges, and restrictions as are stated or authorized in the Articles of Incorporation. All shares of any one class shall have the same voting, conversion, redemption, and other rights, preferences, privileges, and restrictions, unless the class is divided into series, If a class is divided into series, all the shares of any one series shall have the same voting, conversion, redemption, and other. rights, preferences, privileges, and restrictions. There shall always be a class or series of shares outstanding that has complete voting rights except as limited or restricted by voting rights conferred on some other class or series of outstanding shares.

6.02 CERTIFICATES FOR FULLY PAID SHARES
     Neither shares nor certificates representing shares may be issued by the Corporation until the full amount of the consideration has been received. When the consideration has been paid to the Corporation, the shares shall be deemed to have been issued and the certificate representing the shares shall be issued to the shareholder.

6.03 CONSIDERATION FOR SHARES
     Shares may be issued for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value stated in the Articles of Incorporation. The consideration paid for the issuance of shares shall consist of money paid, labor done, or property actually received, and neither promissory notes nor the promise of future services shall constitute payment nor partial payment for shares of the Corporation.

6.04 REPLACEMENT OF CERTIFICATES
     No replacement share certificate shall be issued until the former certificate for the shares represented thereby shall have been surrendered and canceled, except that replacements for lost or destroyed certificates may be issued, upon such terms, conditions, and guarantees as the Board may see fit to impose, including the filing of sufficient indemnity.

6.05 SIGNING CERTIFICATES-FACSIMILE SIGNATURES
     All share certificates shall be signed by the officer(s) designated by the Board of Directors. The signatures of the foregoing officers may be facsimiles. If the officer who has signed or whose facsimile signature has been placed on the certificate has ceased to be such officer before the certificate issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer on the date of its issuance.

6.06 TRANSFER AGENTS AND REGISTRARS
     The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate. Each registrar appointed, if any, shall be an incorporated bank or trust company, either domestic or foreign.

6.07 CONDITIONS OF TRANSFER
     The party in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, and prior written notice thereof shall be given to the Secretary of the Corporation, or to its transfer agent, if any, such fact shall be stated in the entry of the transfer.

6.08 REASONABLE DOUBTS AS TO RIGHT TO TRANSFER
     When a transfer of shares is requested and there is reasonable doubt as to the right of the person seeking the transfer, the Corporation or its transfer agent, before recording the transfer of the shares on its books or issuing any certificate therefor, may require from the person seeking the transfer reasonable proof of that persons right to the transfer. If there remains a reasonable doubt of the right to the transfer, the Corporation may refuse a transfer unless the person gives adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount, and responsibility of sureties. The bond shall be conditioned to protect the Corporation, its officers, transfer agents, and registrars, or any of them, against any loss, damage, expense, or other liability for the transfer or the issuance of a new certificate for shares.

              ARTICLE SEVEN CORPORATE RECORDS AND ADMINISTRATION
7.01 MINUTES OF CORPORATE MEETINGS
     The Corporation shall keep at the principal office, or such other place as the Board of Directors may order, a book recording the minutes of all meetings of its Shareholders and Directors, with the time and place of each meeting, whether such meeting was regular or special, a copy of the notice given of such meeting, or of the written waiver thereof, and, if it is a special meeting, how the meeting was authorized. The record book shall further show the number of shares present or represented at Shareholders meetings, and the names of those present and the proceedings of all meetings.

7.02 SHARE REGISTER
     The Corporation shall keep at the principal office, or at the office of the transfer agent, a share register showing the names of the Shareholders, their addresses, the number and class of shares issued to each, the number and date of issuance of each certificate issued for such shares, and the number and date of cancellation of every certificate surrendered for cancellation. The above information may be kept on an information storage device such as a computer, provided that the device is capable of reproducing the information in clearly legible form. If the Corporation is taxed under Internal Revenue Code Section 1244 or Subchapter S, the Officer issuing shares shall maintain the appropriate requirements regarding issuance.

7.03 CORPORATE SEAL
     The Board of Directors may at any time adopt, prescribe the use of, or discontinue the use of, such corporate seal as it deems desirable, and the appropriate officers shall cause such seal to be affixed to such certificates and documents as the Board of Directors may direct.

7.04 BOOKS OF ACCOUNT
     The Corporation shall maintain correct and adequate accounts of its properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. The corporate bookkeeping procedures shall conform to accepted accounting practices for the Corporations business or businesses. subject to the foregoing, The chart of financial accounts shall be taken from, and designed to facilitate preparation of, current corporate tax returns. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classed by source and shown in a separate account. If the Corporation is taxed under Internal Revenue Code
Section 1244 or Subchapter S, the officers and agents maintaining the books of account shall maintain the appropriate requirements.

7.05 INSPECTION OF CORPORATE RECORDS
     A Director or Shareholder demanding to examine the Corporations books or records may be required to first sign an affidavit that the demanding party will not directly or indirectly participate in reselling the information and will keep it confidential other than in use for proper purposes reasonably related to the Directors or Shareholders role. A Director who insists on examining the records while refusing to sign this affidavit thereby resigns as a Director.

7.06 FISCAL YEAR
     The fiscal year of the Corporation shall be as determined by the Board of Directors and approved by the Internal Revenue Service. The Treasurer shall forthwith arrange a consultation with the Corporations tax advisers to determine whether the Corporation is to have a fiscal year other than the calendar year. If so, the Treasurer shall file an election with the Internal Revenue Service as early as possible, and all correspondence with the IRS, including the application for the Corporations Employer Identification Number, shall reflect such non-calendar year election.

7.07 WAIVER OF NOTICE
     Any notice required by law or by these Bylaws may be waived by execution of a written waiver of notice executed by the person entitled to the notice. The waiver may be signed before or after the meeting.

                  ARTICLE VIII     ADOPTION OF INITIAL BYLAWS
     The foregoing bylaws were adopted by the Board of Directors on August 19, 1999.

/s/ J. P. Beehner
J.P. Beehner

/s/ Dorothy A. Mortenson
Dorothy A. Mortenson


Attested to, and certified by:


/s/ Dorothy A. Mortenson

C/S Secretary



Exhibit 5.1 -- Opinion re: legality
Halls Creek Partners, Inc.


July 26, 2000

     Re:  Halls Creek Partners, Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

     We have acted as counsel for Halls Creek Partners, Inc., a Nevada corporation (the Company), in connection with the preparation of the Companys registration statement on Form SB-2 filed with the Securities and Exchange Commission relating to the public offering of up to 4,000,000 shares of the Companys public stock pursuant to the Securities Act of 1933. This opinion is being furnished pursuant to
Item 601(b)(5) of Regulation S-K under the Act.

     In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits thereto; (b) the Companys organizational documents and minute books, and; (c) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based upon the foregoing, we are of the opinion that the Companys shares are validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration statement and to all references to this Firm under the caption Interests of Named Experts and Counsel on the Registration Statement.

Very truly yours,

/s/ Roger L. Shoss
SHOSS & ASSOCIATES



Exhibit 10.1 -- License Agreement

                              LICENSE  AGREEMENT

THIS LICENSE AGREEMENT (Agreement) is made and effective as of February 14, 2000 by and between David R. Mortenson & Associates, a Texas general partnership (DRM), and Halls Creek Partners Inc., a Nevada corporation (Licensee), with reference to the following facts:

A. On August 20, 1999, DRM and Licensee entered into an agreement granting Licensee certain rights for the use of DRMs oxygen-enriched water product (the Water Rights). In consideration therefor, Licensee issued DRM 2,000,000 shares of Licensees common stock (the Shares). Subsequent to the grant of the Water Rights, the underlying contract granting DRM the rights to the technology to produce the oxygen-enriched water came into dispute. In order to enable Licensee to conduct a business and to preserve the value of the Shares, DRM desires to grant additional rights to Licensee which are not in dispute.

A. DRM is the holder of certain rights to an Internet marketing system for vitamins, minerals, nutritional supplements, and other health and fitness products (the Products) pursuant to an agreement between Vitamineralherb.com Corp. (Vita), a Nevada corporation, appended hereto as Exhibit C, which rights include the right to grant licenses for use of the system in various territories.

A. Licensee desires to market the Products to medical professionals, alternative health professionals, martial arts studios and instructors, sports and fitness trainers, other health and fitness practitioners, school and other fund raising programs and other similar types of customers (Customer(s)) in the Territory, as hereinafter defined. Customers will be able to buy the Products on a continuing basis through Vitas Web Site.

NOW THEREFORE, in consideration of the mutual promises, warranties and covenants herein contained, the parties hereby agree as follows:

1. Scope of Agreement. This Agreement shall govern all Products sold through Vitas Web Site to any of Licensees customers (Customer(s)). Exhibit A contains detailed information regarding specifications, quality control, pricing and other terms relating to the Product(s) to be ordered through Vitas Web Site. The parties agree that Exhibit A will be amended from time to time to include similar information with respect to any future orders of the same product or orders of future Product(s) ordered through Vita by DRM or by Sub-licensee(s) or Customers. Pricing may be amended from time to time on the Web Site. The price posted on the Web Site at the time of order shall prevail. IN

THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS AGREEMENT AND ANY PURCHASE ORDER SUBMITTED BY CUSTOMER, THE TERMS OF THIS AGREEMENT WILL CONTROL.

1. Grant of License; Territory. Territory shall be the State of Indiana plus the following counties located in the State of Illinois: Will, Kankakee, Iroquois, and Vermillion. DRM grants to Licensee the exclusive rights to market the Products in the Territory through the Web Site.

1. Manufacture of Products. All Products marketed through Vitas Web Site shall be manufactured, packaged, prepared, and shipped in accordance with the specifications and requirements described on Exhibit A hereto as it may be modified from time to time. Quality control standards relating to the Products weight, color, consistency, micro-biological content, labeling and packaging are also set forth on Exhibit A. In the event that Exhibit A is incomplete,
     Products shall be manufactured and shipped in accordance with industry standards.

1. Labeling; Packaging. Products shall be labeled with Standard Labels, except for Private Label Products, as described herein. Standard labels shall contain all information necessary to conform to regulatory and industry requirements.

1. Private Label Products. Vitamins, minerals, herbs, and nutritional supplement products may be available for sale with labels customized for
Customer (Private Label Products). DRM shall cause supplier to affix labels to the Private Label Products which have been furnished by Customer which are consistent with suppliers labeling equipment and meet all federal and/or state labeling requirements for the Private Label Product(s) ordered. Pricing for Private Label Products shall be as determined by supplier and posted on the
     Web Site at the time of order.

1. Shipping. Shipping shall be by UPS ground unless Customer requests and pays for overnight shipping by UPS. Shipping and handling fees for overnight shipping will be posted on the Web Site. The price shall be the price posted on the Web Site at the time of order. All orders from suppliers stock shall be shipped within seventy-two (72) hours of receipt of order. Items not in stock (back orders) shall be shipped on a timely basis, but not later than four to six weeks from time of order.

1. Products and Pricing. The initial pricing for the Product(s) is set forth on Exhibit A and may be amended from time to time, and such amendments will be posted on the Web Site. Terms are payment by credit card or electronic funds transfer at time of purchase.
2. Minimum Order Quantities for Vitamin, Mineral, and/or Nutritional Supplements. The minimum order quantity is 100 bottles per formulation for standard Products. Customer Formulas, as defined herein, shall have minimum purchase quantities of 5,000 units.

1.   Web Site Maintenance; Fees.  Vita will maintain Vitas Web Site (the Web
     Site). The Web Site shall post current prices for all Products. Customers will be able to obtain unique identification codes (Userid(s)) and select passwords on the Web Site. The Web Site will be operated in a manner that ensures secure Internet financial transactions. Licensee shall pay Vita a maintenance fee of $500 yearly, beginning on the anniversary date of this Agreement, for maintenance of the Web Site.

1. Orders. All Products shall be ordered through the Web Site. In jurisdictions in which sales tax would be collected on retail sales of hte Products, Licensee shall ensure that each Customer provides a sales tax ID number for exemption from sales tax. Licensee shall assist its Customer to register on the Web Site. Each Customer shall be issued a Userid and shall select a password upon registration. Upon ordering, Customer must pay for
Product by credit card, debit card, or by electronic funds transfer (e-check) and all funds will be remitted to Vita. Upon receipt of order, Vita will email the supplier to purchase the Product(s) ordered. Supplier will drop-ship the order directly to customer in accordance with Section 7, Shipping.

1. Override; Payment to Licensee. Licensee agrees that Vita shall retain a 10% override on gross sales made through the Web Site by Licensee. Vita agrees to pay supplier for the Product purchased upon receipt of cleared funds. Vita will retain its override and will remit the balance to Licensee by the tenth day of the month following sales. Vita further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee through the
Web Site detailing the purchases from each Customer.   Vita will e-mail the
Monthly Sales Report to Licensee by the tenth day of the month following such sales.

1. Warranties and Indemnification. DRM warrants that all Products, including Joint Formula Products but not including Customer Formula Products, shall be fit for the purpose for which produced and shall be in full and complete compliance with all local, state, and federal laws applicable thereto. DRM warrants that all Custom Products shall be manufactured in accordance with Customers specifications. DRM warrants that all non-Private Label Products shall be correctly and accurately described on each label affixed thereto, and that all labeling affixed thereto shall be in full and complete compliance with all local, state, and federal laws applicable thereto. DRM warrants, covenants and certifies that its supplier(s)
   manufacturing facilities comply with applicable federal, state, city, county, and municipal laws, rules, regulations, ordinances, and codes in all material respects. DRM hereby agrees to indemnify, hold harmless and defend Licensee, its Customers, Buyers, affiliates, directors, officers, agents and representatives from and against any loss, claim, and expense (including attorneys fees and costs, and costs of a recall of Product) incurred or suffered as a consequence of DRMs breach of its product warranties as set forth herein.

1.   Nature of Relationship.  (a)   This Agreement does not constitute nor
    empower the Licensee as the agent or legal representative of the DRM for any purpose whatsoever. Licensee is and will continue to be an independent contractor.

          (b) The arrangement created by this Agreement is not, and is not intended to be, a franchise or business opportunity under the United States Federal Trade Commission Rule: Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures and is not a franchise, business opportunity or seller assisted marketing plan or similar arrangement under any other federal, state, local or foreign law, rule or regulation.
          (c) Licensee is not prohibited by this Agreement from pursuing other business opportunities or other employment.

1.   Rights in Formulas.

     (a) Customer Formulas. Any formula provided exclusively by Licensees Customer shall be owned by Customer (Customer Formula), provided that such Customer Formula does not substantially duplicate an existing Vita formula. Vita agrees not to sell products to other customers using any Customer Formula during the period in which Customer is ordering products containing the formula and for so long as Customer continues to purchase products containing the Customer Formula.

          (c)  Joint Formulas. If Vita and Customer jointly create a formula
          (Joint    Formula), such Joint Formula will be jointly owned by the
          parties. Vita agrees not to sell products to other customers using the Joint Formula during the period in which Customer is ordering products containing the Joint Formula from Vita without written permission from Customer. In the event that Customer fails to order a specific Joint Formula Product for a period of 3 months, Vita shall be free to sell products containing the Joint Formula to other customers.

1. Term of Agreement; Breach of Agreement. This Agreement shall continue for three (3) years, and shall be automatically renewed unless one of the parties provides written notice of termination to the other party ninety (90) days prior to the end of the term. Licensee may terminate this Agreement for any reason at any time upon ninety (90) days written notice to DRM. In the event of a material breach of this Agreement, the non-breaching party may provide written notice of breach. Upon notice from the non-breaching party, the breaching party shall have fourteen (14) days to cure the breach, after which period, if not cured, the Agreement shall be automatically terminated. In no event shall Vita be required to accept or deliver product under any purchase order if Vita has not received the outstanding balance due on any previous purchase order in a timely manner. Failure to so perform shall not be deemed a breach of this Agreement by Vita.

1.   Override; Payment to Licensee.  All purchases shall be made through the
    Web Site, and payments shall be made by credit card or other approved method of payment, such as be electronic funds transfer or debit card. Licensee agrees that Vita shall retain a 10% override on all sales made through the Web Site by Licensee(s). Vita agrees to pay supplier for the Product purchased, retain Vitas override, and remit the balance to Licensee. Vita further agrees to provide Licensee with a Monthly Sales Report of all sales made by Licensee
  through the Web Site.   Vita will deliver the printed breakdown by the tenth
  day of the month following such sales.

1. Trade Secrets. Vita and DRM and Licensee(s) are the owners of certain products, technology, information, customer lists, services, processes, financial information, pending or prospective transactions/proposals, operating and marketing plans and procedures, designs, product formulas, specifications, manufacturing methods, ideas, prototypes, software, patent, trademark and copyright applications or registrations and other similar data relating to each partys business which data is not publicly known and derives economic value from not being publicly known (collectively Trade Secrets). Each party agrees that it will not use or disclose to third parties any Trade Secret it receives from the other, except as may be contemplated by this Agreement. Each party agrees that it will take all reasonable precautions to assure that no Trade Secret is conveyed to any officer, employee, agent, manufacturer or other third party who does not have a need to know such Trade Secret. The obligations created by this Section 10 shall survive the termination of this Agreement or any business relationship between the parties. Any Trade Secret contained in any writing will be returned to the other party promptly upon written request, together with any reproductions thereof.

1. Governing Law; Dispute Resolution. This Agreement shall be governed by Texas law in accordance with the Dispute Resolution Agreement attached hereto as Exhibit B.

1. Miscellaneous Provisions. This Agreement constitutes the entire Agreement between the parties and supersedes any prior or contemporaneous agreements, oral or written. This Agreement may only be amended by a writing signed by both parties. This Agreement may not be assigned without the written consent of the other party; provided that this Agreement may be assigned without consent to an entity acquiring all or substantially all of the assets of either party. Any notice required or permitted to be given under this Agreement shall be in writing and sent by telecopy, personal delivery or certified mail, return receipt requested, as follows:

     If to Vitamineralherb.Com, Inc.:   Mr. David R. Mortenson, President
                                        P.O. Box 2370
                                        Alvin TX 77512-2370

     If to David R. Mortenson & Associates:

                                        Mr. David R. Mortenson
                                        P. O. Box  5034
                                        Alvin TX
                                        77512-5034
                                        Fax: (281)388-1047

     If to Licensee:                    Halls Creek Partners Inc.
                                        P. O. Box 5034
                                        Alvin TX 77512-5034

     Notice shall be deemed effective upon receipt if made by confirmed telecopy, personal delivery or 48 hours after deposit in the United States mail with the required postage.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Halls Creek Partners Inc.
a Nevada corporation


By:
     J. P. Beehner, President

DAVID R. MORTENSON & ASSOCIATES
a Texas General Partnership



By _________________________________
     David R. Mortenson, General Partner

                                   EXHIBIT A
                            PRODUCT SPECIFICATIONS


     In the event of any inconsistency between the terms of Customers purchase order and this Product Specification Sheet, this Sheet and the terms of the Manufacturing Agreement shall control.

Short Product Name: _____________________________

Exact Product Ingredients and Percentages:











Other Product Specifications:

Color: ___________ Tablet Type: ____________ Consistency:______________

Weight: _______ Bottle Size/Color:____________ Bottle Count: ___________

Cotton Insert:____ Bottle Seal:____ Shrink Wrap Neck Band:___ Silicon
Pack:____

Micro-biological content: Customer to specify any requirements, if none specified, product will be manufactured to industry standards.

Labels: Labels and/or boxes to be provided by Customer [identify any size]
_________

Labels/Boxes to be Received by [date] _____ to ensure timely delivery

Master Pack/Wrapping/Palleting Requirements (if any):_________________________

Ship to Address: _________________________________________________

Order Quantity: (minimum 5,000 BOTTLES): ________

Price: _____________ FOB IFMs facility in San Diego, CA.

Delivery Dates(s): _______________________________________

Terms of Sale: 50% with submission of purchase order; 50% due upon completion of manufacturing, unless otherwise specified _________________________

Purchase Order Number: ________________

Date of Purchase Order: ________________



                                   EXHIBIT B

DISPUTE RESOLUTION AGREEMENT THIS DISPUTE RESOLUTION AGREEMENT (Dispute Resolution Agreement) is entered into and effective as of February 14, 2000 by and between David R. Mortenson & Associates, a Texas general partnership, and Halls Creek Partners Inc., a Nevada corporation.

1. INTENT OF PARTIES. The parties desire to establish a quick, final and binding out-of-court dispute resolution procedure to be followed in the unlikely event any dispute arising out of or related to the Manufacturing
   Agreement dated February 14, 2000 between the parties (Agreement). As used in this Dispute Resolution Agreement, the term dispute is used in its broadest and most inclusive sense and shall include, without limitation, any disagreement, controversy, claim, or cause of action between the parties arising out of, related to, or involving the Agreement or the transactions evidenced by the Agreement (collectively Dispute).

2. NEGOTIATION. It is the intent of the parties that any Dispute be resolved informally and promptly through good faith negotiation between the parties. Therefore, in the event of a Dispute between the parties, the following will apply:
           A. Correspondence. Either party may initiate negotiation proceedings by writing a certified or registered letter, return receipt requested, to the other party referencing this Dispute Resolution Agreement, setting forth the particulars of the Dispute, the term(s) of the Agreement involved and a suggested resolution of the problem. The recipient of the letter must respond within ten
          (10) days after its receipt of the letter with an explanation and response to the proposed solution.

          B. Meeting. If correspondence does not resolve the Dispute, then the authors of the letters or their representatives shall meet on at least one occasion and attempt to resolve the matter. Such meeting shall occur not later than thirty (30) days from the parties last correspondence. If the parties are unable to agree on the location of such a meeting, the meeting shall be held at DRMs corporate offices. Should this meeting not produce a resolution of the matter, then either party may request mandatory mediation (as provided below) by written notice to the other party.

1.    MEDIATION.

          A. There shall be a single mediator. If the parties cannot agree upon an acceptable mediator within ten (10) days of termination of the negotiation, each party shall select one mediator from a list of not less than five (5) mediators provided by the other party. These two mediators shall select a third mediator who shall serve as the sole mediator.

          B. Subject to the availability of the mediator, the mediation shall occur not more than thirty (30) days after the request for mediation. The mediation shall be held in Houston, Texas. The cost of mediation shall be borne equally by the parties. The mediation process shall continue until the Dispute (or any part thereof) is resolved or until such time as the mediator makes a finding that there is no possibility of resolution short of referring the parties to final and binding arbitration.

1. FINAL AND BINDING ARBITRATION. Should any Dispute (or part thereof) remain between the parties after completion of the negotiation and mediation process set forth above, such Dispute shall be submitted to final and binding arbitration in Houston, Texas. The arbitration shall be governed by the laws of the State of Texas and the following provisions, which shall supersede the Texas rules of civil procedure in the event of any inconsistency:

          A. Selection of Arbitrator(s). There shall be a single arbitrator, except in the case where the amount in dispute exceeds $100,000, in which case there shall be three arbitrators. If the parties cannot agree upon acceptable arbitrators(s) within ten (10) days of the termination of the mediation, each party shall select one arbitrator from a list of not less than five (5) arbitrators provided by the other party. These two arbitrators shall select a third arbitrator who shall serve as the sole arbitrator or the third arbitrator, as the case may be. The determination of a majority of the arbitrators or the sole arbitrator, as the case may be, shall be conclusive upon the parties and shall be non-appealable.

          B. Discovery. No discovery shall be permitted, absent a showing of good cause. Any discovery request should be reviewed with the knowledge that this dispute resolution process was mutually agreed upon and bargained for by the parties with the intent to provide a cost-effective and timely method of resolving disputes. Any discovery granted by the arbitrator should be limited to that necessary to protect the minimum due process rights of the parties.

          C. Equitable Remedies. Any party shall have the right to seek a temporary restraining order, preliminary or permanent injunction or writ of attachment, without waiving the negotiation, mediation and arbitration provision hereof. Any other form of equitable or provisional relief and all substantive matters relating to the Dispute shall be determined solely by the arbitrator(s).

          D. Attorneys Fees; Arbitration Costs. Each party may be represented by an attorney or other representative selected by the party. The costs of the arbitration shall be borne equally by the parties. Each party shall bear its own attorneys/representatives fees and costs; provided that if the arbitrator(s) find either party has acted in bad faith, the arbitrator(s) shall have discretion to award attorneys fees to the other party.

          E. Scope of Arbitration; Limitation on Powers of Arbitrator(s); Applicable Law. No party may raise new claims against the other party in the arbitration not raised in the mediation. The arbitrator shall have the power to resolve all Disputes between the parties. The arbitrator(s) shall not have the power to award treble, punitive or exemplary damages and the parties hereby waive their right to receive treble, punitive or exemplary damages, to the extent permitted by law. The arbitrator(s) shall only interpret and apply the terms and provision of the Agreement and shall not change any such terms or provisions or deprive either party of any right or remedy expressly or impliedly provided for in the Agreement. The arbitrator(s) shall apply the law of the State of Texas or federal law, in those instances in which federal law applies.

          F. Designation of Witnesses/Exhibits; Duration of Arbitration Process; Written Decision. At least thirty (30) days before the arbitration is scheduled to commence, the parties shall exchange lists of witnesses and copies of all exhibits intended to be used in arbitration. The arbitration shall be completed within 90 days o fthe selection of the first arbitrator. The arbitrator(s) shall render a written decision, which contains findings of fact and conclusions of law, within 30 days of the conclusion of the arbitration and shall specify a time within which the award shall be performed. Judgment upon the award may be entered in any court of competent jurisdiction.

1.   MISCELLANEOUS

          A. Enforcement of Negotiation/Mediation Provisions. If a party demanding such compliance with this Agreement obtains a court order directing the other party to comply with this Dispute Resolution Agreement, the party demanding compliance shall be entitled to all of its reasonable attorneys fees and costs in obtaining such order, regardless of which party ultimately prevails in the matter.

          B. Severability. Should any portion of this Dispute Resolution Agreement be found to be invalid or unenforceable such portion will be severed from this Dispute Resolution Agreement, and the remaining portions shall continue to be enforceable unless to do so would materially alter the effectiveness of this Dispute Resolution Agreement in achieving the stated intent of the parties.

     C. Confidentiality. The parties agree that they will not disclose to any third party that (1) they are engaged in the dispute resolution process described herein, (2) the fact of, nature or amount of any compromise resulting herefrom, or (3) the fact of, nature or amount of any arbitration award. This confidentiality obligation shall not extend to the partys employees, spouses, accountant, bankers, attorneys or insurers or in the event that disclosure is otherwise required by law.

          D. Time to Initiate Claims. An aggrieved party must mail and the other party must receive the correspondence which initiates negotiation proceedings in connection with a Dispute as specified in Paragraph 2(A) (1) within one (1) year of the date the aggrieved party first has, or with the exercise of reasonable diligence should have had, knowledge of the event(s) giving rise to the Dispute (the One Year Statute of Limitations). No Dispute may be raised under this Dispute Resolution Agreement after the expiration of the One Year Statute of Limitations.

     E. Entire Agreement. These dispute resolution provisions express the entire agreement of the parties and there are no other agreements, oral or written, concerning dispute resolution, except as provided herein. Any ambiguity in the provisions hereof shall not be construed against the drafter. This Dispute Resolution Agreement may only be modified in a writing signed by both parties.

          F. Successors. This Dispute Resolution Agreement is binding upon and inures to the benefit of the parties, their agents, heirs, assigns, successors-in-interest, and any person, firm or organization acting for or through them.

     G. Venue and Jurisdiction. Venue and exclusive jurisdiction for any action arising out of or related to this Dispute Resolution Agreement (including, but not limited to, equitable actions contemplated by Section 4 (C) and actions brought to enforce or interpret this Dispute Resolution Agreement) shall be in the state courts for the County of Harris, Texas or the federal court for the Southern District of Texas.

          H. Notice. Any notice or communication required to be given hereunder shall be in writing and shall be mailed via the United States Postal Service by Certified Mail or Registered Mail, Return Receipt Requested, or by Federal Express or other overnight courier which can document delivery, to the address of the party to be served as shown below (or such other address as the party shall from time to time notify). Such notice shall be deemed to have been served at the time when the same is received by the party being served.

          David R. Mortenson & Assoc.:  David R. Mortenson, Gen. Partner
                                        P. O. Box  5034
                                        Alvin, Texas
                                        77512-5034
                                        Fax: 281-388-1047
                                        Phone: 281-331-5580

          Halls Creek Partners Inc.:    J. P. Beehner
                                        3030 FM 518  Apt 221
                                        Pearland, TX
                                        77584-7817
                                        Fax: 281-331- 9442
                                        Phone: 713-436-2787

          I. Acknowledgment of Legal Effect of this Dispute Resolution Agreement. By signing this Dispute Resolution Agreement, the parties acknowledge that they are giving up any rights they may possess to have Disputes litigated in a court and are hereby waiving the right to a trial by jury. The parties further acknowledge that they are agreeing to a one year statute of limitations regarding all Disputes and that they are giving up their judicial rights to discovery and to appeal, unless such rights are specifically set forth above. The parties acknowledge that if they refuse to submit to the provisions of this Dispute Resolution Agreement they may be compelled to do so. The parties acknowledge that they have had the opportunity to consult counsel regarding the meaning and legal effect of this Dispute Resolution Agreement and enter into it knowingly and voluntarily.

     IN WITNESS WHEREOF, the parties have entered into this Dispute Resolution Agreement as of the date first above written.

Halls Creek Partners Inc.              David R. Mortenson & Associates
a Nevada corporation                   a Texas General Partnership


By:  /s/ J.P. Beehner                  By:   /s/David R. Mortenson
Title: President                       Title:  General Partner



Exhibit 23.1 -- Consent of Independent Auditors

                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions Accountants On Accounting And Financial Disclosure and
Interests Of Named Experts And Counsel and to the use of our report dated July 5, 2000 in the Form SB-2 Registration Statement of Brazos Scientific Inc. for the registration of shares of its common stock.


Vancouver, Canada
July 11, 2000

Elliott, Tulk, Pryce, Anderson
CHARTERED ACCOUNTANTS

/s/ Elliott, Tulk, Pryce, Anderson

Elliott, Tulk, Pryce, Anderson

Exhibit 27.1 -- Financial Data Schedule






                            POST-AMENDMENT FILINGS

The Company hereby undertakes to file a post-effective amendment to this registration statement during any period in which it offers or sells securities pursuant to Rule 415, and will include an updated prospectus with such amendment as required by the Securities Act.

                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Alvin, State of Texas, on July 31, 2000., 2000
(Registrant) Halls Creek Partners, Inc., a Nevada corporation

By (Signatures and Title)

/s/ J. P. Beehner
J.P. Beehner, President and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ J. P. Beehner
J.P. Beehner, President and Director

/s/ Dorothy A. Mortenson
Dorothy A. Mortenson, Secretary/Treasurer and Director

 July 31, 2000